Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

PACIFIC ETHANOL, INC.,

AVR MERGER SUB, INC. AND

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

Dated as of December 30, 2014

i

(continued)

ii

(continued)

iii

(continued)

iv

EXHIBITS & SCHEDULES

Exhibits:

Exhibit A	Form of Parent Stockholders Agreement
Exhibit B	Certificate of Merger
Exhibit C Exhibit D Exhibit E	Certificate of Incorporation of the Surviving Corporation Bylaws of the Surviving Corporation Certificate of Amendment to the Certificate of Incorporation of Parent

Schedules:

Schedule A	Parties to Parent Stockholders Agreement
Schedule 2.6(a)	Directors of the Surviving Corporation
Schedule 2.6(b)	Officers of the Surviving Corporation

Company Disclosure Schedules

v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of December 30, 2014 (the “Execution Date”), among PACIFIC ETHANOL, INC., a Delaware corporation (“Parent”), AVR MERGER SUB, INC., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company is a “Party” and together, the “Parties.”

RECITALS:

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined unanimously that it is in the best interests of their respective corporations and stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance of such acquisition, it is proposed that Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”), on the terms and subject to the conditions of this Agreement;

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have unanimously approved, in accordance with applicable provisions of the Delaware General Corporation Law, as amended (the “DGCL”), this Agreement, the Merger and the transactions contemplated hereby; the Board of Directors of the Company has resolved to recommend to its stockholders the adoption of this Agreement; the Board of Directors of Parent has resolved to (i) recommend to its stockholders the approval of the issuance of shares of common stock of Parent, par value $0.001 per share (the “Parent Voting Common Stock”), and (ii) amend the certificate of incorporation of Parent, as amended, to create a class of convertible non-voting common stock of Parent, par value $0.001 per share, (the “Parent Non-Voting Common Stock” and together with the Parent Voting Common Stock, the “Parent Stock”); and Parent, in its capacity as the sole stockholder of Merger Sub, will approve and adopt this Agreement promptly following the execution of this Agreement by the parties hereto;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to and inducement of Parent’s willingness to enter into this Agreement, certain stockholders of the Company are entering into a stockholders agreement providing for, among other things, certain restrictions on transferability, an irrevocable proxy and a market stand-off agreement, in substantially the form attached hereto as Exhibit A (the “Parent Stockholders Agreement”), as specified on Schedule A;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

WHEREAS, Parent, Merger Sub and the Company intend, (i) for federal income tax purposes, that the Merger qualifies as a “reorganization” described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the regulations promulgated under the Code; and (iii) that Parent, Merger Sub and the Company will each be a “party to the reorganization” within the meaning of Section 368(a) of the Code.

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

DEFINITIONS; CONSTRUCTION

Section 1.1          Definitions. The following capitalized terms as used in this Agreement shall have the meanings ascribed to them in this Article I:

“Acquisition Agreement” has the meaning set forth in Section 6.13(b)(i) of this Agreement.

“Adverse Aurora Coop Litigation Event” has the meaning set forth in Section 7.2(k) of this Agreement.

“Affiliate” of any Person shall mean another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Affiliated Person” has the meaning set forth in Section 4.20(a) of this Agreement.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Amended Certificate of Incorporation” means the Certificate of Amendment to the Certificate of Incorporation of Parent in the form of Exhibit E attached hereto.

“Antitrust Laws” has the meaning set forth in Section 6.10(b) of this Agreement.

“Audited Financial Statements” has the meaning set forth in Section 4.5(a) of this Agreement.

“Aurora Coop Litigation” means any and all litigation matters between the Company or any Subsidiary of the Company and Aurora Cooperative Elevator Company including, without limitation, the following matters: (i) Aurora Cooperative Elevator Co. v. Aventine Renewable Energy – Aurora West, LLC, et al.; United States District Court, District of Nebraska, Case No. 4:12-cv-00230; (ii) Aurora Cooperative Elevator Co. v. Aventine Renewable Energy Holdings, Inc. et al, United States District Court, District of Nebraska, Case No. 4:14-cv-03032; (iii) Aurora Cooperative Elevator Co. v. Aventine Renewable Energy Holdings, Inc. et al, United States District Court, District of Nebraska, Case No. 4:12-cv-03200; (iv) Aurora Cooperative Elevator Co. v. Aventine Renewable Energy Holdings, Inc. et al., National Grain and Feed Association, NGFA Case No. 2651; (v) Aventine Renewable Energy – Aurora West, LLC v. Aurora Cooperative Elevator Co., Nebraska Public Service Commission; and (vi) Nebraska Energy, L.L.C. v. Aurora Cooperative Elevator Co., United States District Court, District of Nebraska, Case No. 4:13-cv-03190.

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“Aurora West Facility” means the Company’s Delta-T ethanol plant located in Aurora, Nebraska.

“Balance Sheet Date” has the meaning set forth in Section 4.6 of this Agreement.

“BNSF” means Burlington Northern Santa Fe Railroad Company, or any successor thereto.

“Book-Entry Shares” has the meaning set forth in Section 3.1(d) of this Agreement.

“Business Day” means any day, other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in Sacramento, California.

“Certificate” has the meaning set forth in Section 3.1(d) of this Agreement.

“Certificate of Merger” has the meaning set forth in Section 2.2 of this Agreement.

“Change in Recommendation” has the meaning set forth in Section 6.13(b)(i) of this Agreement.

“Closing” has the meaning set forth in Section 2.2 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.2 of this Agreement.

“Code” has the meaning set forth in the Recitals of this Agreement.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Benefit Arrangement” means each individual employment, severance or termination agreement between the Company or any of the Company’s Subsidiaries and any current or former employee, officer or director of the Company or any of the Company’s Subsidiaries, other than (i) any agreement mandated by applicable Law or (ii) any Company Benefit Plan.

“Company Benefit Plans” mean each employee benefit plan, program or policy providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute, or with respect to which the Company or any of its Subsidiaries has or may have any Liability, including but not limited to each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change in control, disability, death benefit, hospitalization, medical, fringe benefit or other plan, or program.

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“Company Board” means the Board of Directors of the Company.

“Company Bylaws” has the meaning set forth in Section 4.1(b) of this Agreement.

“Company Certificate” has the meaning set forth in Section 4.1(b) of this Agreement.

“Company Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

“Company Disclosure Schedule” has the meaning set forth in the preamble to Article IV of this Agreement.

“Company Financial Advisor” has the meaning set forth in Section 4.22 of this Agreement.

“Company Hedges” has the meaning set forth in Section 4.25 of this Agreement.

“Company Hybrid Equity Plan” means the 2011 Hybrid Equity Unit Plan established by the Company.

“Company Leases” has the meaning set forth in Section 4.16(b) of this Agreement.

“Company Material Adverse Effect” means any fact, event, circumstance or effect, other than any Excluded Company Matters, that, individually or together with all other such facts, events, circumstances and effects, (i) is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), capitalization, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) prevents or materially delays, or would reasonably be expected to prevent or materially delay, the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

“Company Material Contracts” has the meaning set forth in Section 4.10(a) of this Agreement.

“Company Material Leased Real Property” has the meaning set forth in Section 4.16(b) of this Agreement.

“Company Material Licenses” has the meaning set forth in Section 4.15(b) of this Agreement.

“Company Owned Intellectual Property” means all material Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Owned Real Property” has the meaning set forth in Section 4.16(a) of this Agreement.

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“Company Permits” has the meaning set forth in Section 4.9(a) of this Agreement.

“Company Preferred Stock” has the meaning set forth in Section 4.2(a) of this Agreement.

“Company Product” means any product, line of products or service which the Company or any of its Subsidiaries has marketed and/or sold in the preceding three (3) calendar years.

“Company Qualified Plans” has the meaning set forth in Section 4.12(d) of this Agreement.

“Company Registered Brand Name” means all registrations for trademarks, trade names, brand names, and service marks owned by the Company or any of its Subsidiaries that are material to the business and operations of the business.

“Company Registration Rights Agreements” means any and all agreements between the Company and any Person relating to the registration of any of the Company’s securities under the Securities Act.

“Company Representatives” means with respect to the Company, each of its Subsidiaries, and each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and authorized representatives.

“Company Required Statutory Approvals” has the meaning set forth in Section 4.4(d) of this Agreement.

“Company Shares” has the meaning set forth in Section 3.1(b) of this Agreement.

“Company Stock Options” means options to acquire Company Shares granted under or pursuant to any Company Stock Plan or otherwise.

“Company Stock Plans” means any plan or arrangement under which the Company grants equity-based awards.

“Company Stockholder Approval” has the meaning set forth in Section 4.4(a) of this Agreement.

“Company Stockholders Agreement” means that certain Stockholders Agreement dated as of September 24, 2012 by and among the Company and the investors and stockholders parties thereto.

“Company Stockholders’ Meeting” shall mean a meeting of the holders of Company Common Stock to vote on the approval and adoption of this Agreement and the Merger.

“Company Takeover Proposal” means any inquiry, proposal or offer from any Person relating to, or that is reasonably likely to lead to, directly or indirectly: (i) a merger, consolidation, tender offer, exchange offer, share exchange, business combination or other similar transaction involving the Company or any operating Company’s Subsidiaries that constitutes twenty-five percent (25%) or more of the net revenues, net income or assets of the Company; (ii) the acquisition by any Person in any manner of a number of shares of any class of equity securities of the Company or any of the Company’s Subsidiary equal to or greater than twenty-five percent (25%) of the number of such shares outstanding before such acquisition; or (iii) the acquisition by any Person in any manner (including by license or lease), directly or indirectly, of assets that constitute twenty-five percent (25%) or more of the net revenues, net income or assets of the Company (in each case, on a consolidated basis) in the case of each of the foregoing clauses (i)-(iii) other than the transactions contemplated by this Agreement.

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“Company Tax Opinion” has the meaning set forth in Section 7.3(d) of this Agreement.

“Company Termination Fee” has the meaning set forth in Section 8.3(b) of this Agreement

“Company Unregistered Brand Name” means all (i) trademarks, trade names, brand names, and service marks for which the Company or any of its Subsidiaries that are the subjects of such trademarks, trade names, brand names, and service marks has filed an application with the U.S. Patent and Trademark Office or any foreign equivalent office and (ii) material trademarks, trade names, brand names, and service marks owned and used by the Company or any of its Subsidiaries but not registered or are the subject of any pending applications in any country anywhere in the world.

“Company Voting Proposal” has the meaning set forth in Section 6.7(a) of this Agreement.

“Company Warrants” has the meaning set forth in Section 3.3(b) of this Agreement.

“Company’s Facilities” means the Company’s productions facilities located in Pekin, Illinois, Aurora, Nebraska, and Canton, Illinois.

“Confidentiality Agreement” has the meaning set forth in Section 6.3(a) of this Agreement.

“Contingent Obligation” means, as to any Person, any direct or indirect Liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such Liability, or the primary effect thereof, is to provide assurance to the obligee of such Liability that such Liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Liability will be protected (in whole or in part) against loss with respect thereto.

“Contract” means any agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, covenants not to sue, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which any Person is a party or to which any of the assets of such Person are subject, whether oral or written, express or implied (each, including all amendments thereto).

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“control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act.

“Dataroom” means the electronic dataroom hosted by Merrill Corporation with such contents contained therein as of immediately prior to the execution of this Agreement.

“D&O Insurance” has the meaning set forth in Section 6.12(d) of this Agreement.

“DGCL” has the meaning set forth in the Recitals of this Agreement.

“Dissenting Shares” has the meaning set forth in Section 3.4 of this Agreement.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System.

“Effective Time” has the meaning set forth in Section 2.2 of this Agreement.

“Election Deadline” has the meaning set forth in Section 3.2(c) of this Agreement.

“Election Form” has the meaning set forth in Section 3.2(b) of this Agreement.

“Election Form Record Date” has the meaning set forth in Section 3.2(b) of this Agreement.

“Environmental Law(s)” means any and all applicable international, federal, state, or local Laws or rule of common Law which regulate or relate to (i) the condition, protection or cleanup of the environment, or the preservation or protection of waterways, groundwater, surface water, drinking water, land, soil, air, wildlife, plants or other natural resources; (ii) the generation, manufacturing, labeling, use, treatment, storage, transportation, handling, disposal, presence or release of Hazardous Substances; (iii) the protection of public health or property; or (iv) impose Liability or responsibility with respect to any of the foregoing, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, California’s Proposition 65, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, and all analogous Laws promulgated or issued by any Governmental Entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 52 or 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 3.5(a) of this Agreement.

“Exchange Agent Agreement” has the meaning set forth in Section 3.5(a) of this Agreement.

“Exchange Fund” has the meaning set forth in Section 3.5(a) of this Agreement.

“Exchange Ratio” means 1.25.

“Excluded Company Matters” means any one or more of the following: (i) changes after the date hereof in Laws, rules or regulations of general applicability or interpretations thereof by a Governmental Entity; (ii) general changes after the date hereof in economic conditions, markets (including capital, financial, credit or securities) or political environment in general or general changes in the industry in which the Company operates generally, including adverse effects attributable to conditions affecting ethanol and/or oil production, including changes to prevailing market prices (including futures prices) of ethanol or corn; (iii) a change or proposed change in GAAP or the interpretation thereof; (iv) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, any other acts of war (whether declared or undeclared), sabotage, military action or any escalation or worsening thereof, earthquakes, hurricanes or similar catastrophes, or the occurrence of any other calamity or crisis, including an act of terrorism; (v) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or the failure to take actions as a result of any terms or conditions set forth in this Agreement, including any loss of or change in the relationship with employees, customers, partners, suppliers or other persons having business relationships with such Person; (vi) any action taken pursuant to this Agreement or at the express request of the other Party; (vii) failure to meet internal projections or forecasts (provided, that the underlying causes of any such change shall not be excluded pursuant to this clause (vii)), or (viii) a change in the market price or trading volume of the Company Common Stock, in and of itself; provided, however, that any matter in subsections (i) or (ii) that disproportionately adversely affects the Company compared with other companies in the ethanol production and distribution industry in which the Company operates shall not be an Excluded Company Matter.

“Excluded Parent Matters” means any one or more of the following: (i) changes after the date hereof in Laws, rules or regulations of general applicability or interpretations thereof by a Governmental Entity; (ii) general changes after the date hereof in economic conditions, securities markets in general in the United States or general changes in the industry in which Parent operates generally; (iii) a change or proposed change in GAAP or the interpretation thereof ; (iv) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, any other acts of war (whether declared or undeclared), sabotage, military action or any escalation or worsening thereof, earthquakes, hurricanes or similar catastrophes, or the occurrence of any other calamity or crisis, including an act of terrorism; (v) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or the failure to take actions as a result of any terms or conditions set forth in this Agreement, including any loss of or change in the relationship with employees, customers, partners, suppliers or other persons having business relationships with such Person; (vi) any action taken pursuant to this Agreement or at the express request of the other party; (vii) failure to meet internal projections or forecasts (provided, that the underlying causes of any such change shall not be excluded pursuant to this clause (vii)), or (viii) a change in the market price or trading volume of the Parent Stock, in and of itself; provided, however, that any matter in subsections (i) or (ii) that disproportionately adversely affects Parent compared with other companies operating in the ethanol production and distribution industry in which Parent operates shall not be an Excluded Parent Matter.

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“Execution Date” has the meaning set forth in the Preamble of this Agreement.

“Financial Statements” has the meaning set forth in Section 4.5(b) of this Agreement.

“Fractional Share Cash Amount” has the meaning set forth in Section 3.5(e) of this Agreement.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any foreign, federal, state, local or multi-national court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority.

“Hazardous Substances” means any pollutant, chemical, chemical compound, waste, material or substance that is defined, classified or regulated, or controlled by any Environmental Law, whether solid, liquid or gas, and including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, mixtures or derivatives.

“Hedging Transaction” means any futures, hedge, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including ethanol, interest rates, currencies or securities.

“Holder Representative” has the meaning set forth in Section 3.2(b) of this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business); (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease; (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, encumbrance, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

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“Indemnified Directors and Officers” has the meaning set forth in Section 6.12(b) of this Agreement.

“Indemnified Parties” has the meaning set forth in Section 6.12(c) of this Agreement.

“Intellectual Property” means all intellectual property or other proprietary rights of every kind, foreign and domestic, including: (i) patents, patent applications (including any provisionals, continuations, divisions, continuations-in-part, extensions, renewals, reissues, revivals and reexaminations, any national phase PCT applications, PCT international applications, and all foreign counterparts), statutory invention certificates, copyrights, mask works, industrial designs, URLs, domain names, trademarks, service marks, logos, brand names, trade dress and trade names; (ii) all rights in, applications for, registrations of any of the foregoing; (iii) moral rights, rights to use a natural person’s name and likeness, publicity rights; (iv) all rights in and to trade secrets, confidential information, inventions, discoveries, improvements, modifications, know-how, techniques, methods, data, embodied or disclosed in any computer programs; product specifications; and manufacturing; and (v) all goodwill related to any of the foregoing.

“IRS” means Internal Revenue Service.

“Joint Proxy Statement/Prospectus” shall mean the joint proxy statement/prospectus to be sent to the holders of the Company Shares in connection with the Company Stockholders’ Meeting and to the holders of Parent Voting Common Stock in connection with the Parent Stockholders’ Meeting.

“Knowledge” shall mean, with respect to the Company, the actual knowledge or awareness of any of Mark Beemer and Brian Steenhard, and the knowledge of each such person after inquiry of those persons employed by the Company or any of its Subsidiaries that would reasonably be expected to know the answer to such inquiry. “Knowledge” shall mean, with respect to Parent, the actual knowledge or awareness of any of Neil Koehler and Bryon McGregor, and the knowledge of each such person after inquiry of those persons employed by Parent or any of its Subsidiaries that would reasonably be expected to know the answer to such inquiry.

“Law” means, as to any Person, any statute, rule, regulation, ordinance, code, guideline, law, judicial decision, determination, order (including any injunction, judgment, writ, award or decree), or consent of the court, other Governmental Entity or arbitrator, in each case applicable to or binding upon such Person, including the conduct of its business, or any of its assets or revenues to which such Person or any of its assets or revenues are subject.

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“Liability” or “Liabilities” mean any direct or indirect liability, Indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

“Liens” means any mortgage, deed of trust, deed to secure debt, title retention agreement, pledge, lien, encumbrance, security interest, right of first refusal, option, conditional or installment sale agreement, charge or other claims of third parties of any kind.

“Mailing Date” has the meaning set forth in Section 3.2(b) of this Agreement.

“Merger” has the meaning set forth in the Recitals of this Agreement.

“Merger Consideration” means the aggregate of (i) the Voting Common Stock Consideration, (ii) the Non-Voting Common Stock Consideration and (iii) the Fractional Share Cash Amount.

“Merger Sub” has the meaning set forth in the Preamble of this Agreement.

“Merging Corporations” shall mean Merger Sub and the Company.

“Mixed Election” has the meaning set forth in Section 3.1(c)(iii) of this Agreement.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotation System.

“NELLC” means Nebraska Energy, L.L.C.

“Non-Election Shares” has the meaning set forth in Section 3.1(c)(iv) of this Agreement.

“Non-Voting Common Stock Consideration” has the meaning set forth in Section 3.1(c)(i) of this Agreement.

“Non-Voting Election Shares” has the meaning set forth in Section 3.2(a) of this Agreement.

“Non-Voting Stock Election” has the meaning set forth in Section 3.2(a) of this Agreement.

“Non-Employee Options” has the meaning set forth in Section 6.17 of this Agreement.

“Parent” has the meaning set forth in the Preamble of this Agreement.

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“Parent Board” shall mean the Board of Directors of Parent.

“Parent Expense Reimbursement Fee” has the meaning set forth in Section 8.3 of this Agreement.

“Parent Financial Advisor” has the meaning set forth in Section 5.16 of this Agreement.

“Parent Financial Statements” has the meaning set forth in Section 5.5 of this Agreement.

“Parent Material Adverse Effect” shall mean any fact, event, circumstance or effect, other than any Excluded Parent Matters, that, individually or together with all other such facts, events, circumstances and effects, (i) is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), capitalization, assets, Liabilities, or results of operations of Parent; or (ii) prevents or materially delays, or would reasonably be expected to prevent or materially delay, the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

“Parent Material Contract” has the meaning set forth in Section 5.12 of this Agreement.

“Parent Non-Voting Common Stock” has the meaning set forth in the Recitals of this Agreement.

“Parent Permits” has the meaning set forth in Section 5.9(a) of this Agreement.

“Parent Representatives” means Affiliates of Parent and each of its Subsidiaries, and each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and representatives.

“Parent Required Statutory Approvals” has the meaning set forth in Section 5.4(c) of this Agreement.

“Parent SEC Documents” has the meaning set forth in Section 5.5(a) of this Agreement.

“Parent Series A Preferred Stock” has the meaning set forth in Section 5.2(a) of this Agreement.

“Parent Series B Preferred Stock” has the meaning set forth in Section 5.2(a) of this Agreement.

“Parent Stockholders’ Meeting” shall mean a meeting of the holders of Parent Voting Common Stock to vote on the Parent Voting Proposals.

“Parent Stock” has the meaning set forth in the Recitals of this Agreement.

“Parent Stockholders Agreement” has the meaning in the Recitals of this Agreement.

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“Parent Stock Option” means any option to purchase Parent Stock granted under any Parent Stock Plan or otherwise.

“Parent Stock Plans” means any plan or arrangement under which Parent grants equity-based awards.

“Parent Tax Opinion” has the meaning set forth in Section 7.2(e) of this Agreement.

“Parent Termination Fee” has the meaning set forth in Section 8.3(b)(ii) of this Agreement.

“Parent Voting Common Stock” has the meaning set forth in the Recitals of this Agreement.

“Parent Voting Proposals” has the meaning set forth in Section 6.7(b) of this Agreement.

“Parent Warrant” means any warrant to purchase Parent Stock granted by Parent.

“Parties” has the meaning set forth in the Preamble of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Plants” means any and all ethanol plants owned by the Company and/or a Company’s Subsidiary.

“Pollution Liability Insurance” has the meaning set forth in Section 6.20 of this Agreement.

“Proceeding(s)” means any claims, controversies, demands, actions, lawsuits, investigations, proceedings or other disputes, formal or informal, including any by, involving or before any arbitrator or any Governmental Entity.

“Proposal Period” has the meaning set forth in Section 6.13(b)(ii) of this Agreement.

“Registration Statement” shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

“Remediation Notice” has the meaning set forth in Section 7.2(k).

“Required Company Stockholder Vote” shall mean the affirmative vote to approve and adopt this Agreement and the Merger by (i) the holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Company Stockholders’ Meeting (in person or by proxy) and constituting a quorum for the purpose of voting on such approval or (ii) the holders of a majority of the Company Shares issued and outstanding and entitled to vote by written consent in lieu of any stockholder meeting.

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“Required Parent Stockholder Vote” shall mean the vote or consent, as applicable, to (i) approve the issuance of Parent Stock in the Merger, (ii) approve the amendment to Parent’s Amended Certificate of Incorporation to authorize a class of Parent Non-Voting Common Stock that has the terms and conditions set forth in the Amended Certificate of Incorporation, and (iii) not treat the Merger as a liquidation, dissolution or winding up within the meaning of Section 4 of the Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock of the Parent Series B Preferred Stock, (x) in the case of clause (i), (A) by the holders of a majority of the votes of Parent Stock and Parent Series B Preferred Stock, voting together as a single class, present (in person or by proxy) at the Parent Stockholders’ Meeting and constituting a quorum for the purpose of voting on such approval, and (B) by the holders of a majority of the shares of Parent Series B Preferred Stock, voting as a separate class, present (in person or by proxy) at the Parent Stockholders’ Meeting, (y) in the case of clause (ii), (A) by the holders of a majority of the issued and outstanding shares of Parent Stock and (B) by the holders of a majority of the shares of Parent Series B Preferred Stock present (in person or by proxy) at the Parent Stockholders’ Meeting, and (z) in the case of clause (iii), by the holders of 66-2/3% of the shares of Parent Series B Preferred Stock (the matter in this clause (z) is referred to as the “Special Series B Approval”).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all forms, reports, statements, schedules and other documents filed by Parent pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all forms, reports, statements, schedules and other documents to be filed by Parent with the SEC after the date hereof and prior to the Effective Time.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Subsidiary Bylaws” has the meaning set forth in Section 4.3(c) of this Agreement.

“Subsidiary Charters” has the meaning set forth in Section 4.3(c) of this Agreement.

“Superior Company Proposal” means any written offer made by a third party not in violation of Section 6.13 that if consummated would result in such third party acquiring, directly or indirectly, a majority of the Company Shares or a majority of the assets of the Company and the Company’s Subsidiaries, (i) for consideration that the Company Board determines in its good faith judgment (following consultation with an independent financial advisor) to be superior from a financial point of view to the holders of Company Shares than the transactions contemplated by this Agreement (based on the advice of the Company Financial Advisor), taking into account all the terms and conditions of such proposal, this Agreement and any proposal by Parent to amend the terms of this Agreement as permitted hereunder; and (ii) that, in the good faith judgment of the Company Board, is reasonably likely to be consummated, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal.

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“Superior Proposal Notice” has the meaning set forth in Section 6.13(b)(ii) of this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.1 of this Agreement.

“Takeover Laws” has the meaning set forth in Section 6.16 of this Agreement.

“Tax” or “Taxes” means all taxes of whatever kind or nature, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, estimated, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or other similar fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts), whether disputed or not, imposed by any Governmental Entity (domestic or foreign).

“Tax Returns” means any report, return (including information return or declaration of estimated Taxes), claim for refund, or statement relating to Taxes filed or required to be filed with any Governmental Entity, including any schedule or attachment thereto, and including any amendments thereof.

“Termination Date” has the meaning set forth in Section 8.1(b)(i) of this Agreement.

“Trading Day” means (i) a day on which the Parent Voting Common Stock is traded on NASDAQ or (ii) if the Parent Voting Common Stock is not listed on NASDAQ, a day on which the Parent Voting Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board; provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then “Trading Day” shall mean a Business Day.

“Transfer Taxes” has the meaning set forth in Section 9.4 of this Agreement.

“TTB” means the Alcohol and Tobacco Tax and Trade Bureau.

“Unaudited Financial Statements” has the meaning set forth in Section 4.5(b) of this Agreement.

“Voting Common Stock Consideration” has the meaning set forth in Section 3.1(c)(ii) of this Agreement.

“Voting Election Shares” has the meaning set forth in Section 3.2(a) of this Agreement.

“Voting Stock Election” has the meaning set forth in Section 3.2(a) of this Agreement.

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Section 1.2            Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other gender, (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and will be deemed to be followed by the words “without limitation”, (d) the terms “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (e) the terms “day” and “days” mean and refer to calendar day(s) and (f) the terms “year” and “years” mean and refer to calendar year(s). Unless otherwise set forth herein, references in this Agreement to (a) any document, instrument or agreement (including this Agreement) include (1) all exhibits, schedules and other attachments thereto, (2) all documents, instruments or agreements issued or executed in replacement thereof and (3) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (b) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect through the Closing Date. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. This Agreement will not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it. All accounting terms not specifically defined herein will be construed in accordance with GAAP.

Volume Weighted Average Price” or “VWAP” means on any Trading Day such price per share of Parent Voting Common Stock as displayed on Bloomberg (or any successor service) page “PEIX US&equity&VAP” (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m. (Eastern time), on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Parent Voting Common Stock on that day as determined by a nationally recognized independent investment banking firm retained for this purpose by Parent.

Article II

THE MERGER

Section 2.1          The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the corporation surviving the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the DGCL.

Section 2.2          Closing; Effective Time. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (Pacific time) at the offices of Troutman Sanders LLP, 5 Park Plaza, Irvine, California 92614, unless another place is agreed to in writing by the Parties hereto on the second Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions set forth in Article VII (excluding conditions that, by their nature, cannot be satisfied until the Closing, but subject to the continued satisfaction or, to the extent provided by Law and this Agreement, waiver of those conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties hereto (the actual date at 10:00 a.m. (Pacific time) of the Closing being referred to herein as the “Closing Date”). On the Closing Date and subject to the terms and conditions hereof, the Parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger), such time being referred to herein as the “Effective Time.”

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Section 2.3            Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

Section 2.4            Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit C attached hereto and shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein, by the DGCL or by applicable Law.

Section 2.5            Bylaws of the Surviving Corporation. At the Effective Time, the bylaws of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit D attached hereto and shall be the bylaws of the Surviving Corporation, until amended as provided therein, by the DGCL or by applicable Law.

Section 2.6            Directors and Officers of the Surviving Corporation.

(a)                The individuals set forth on Schedule 2.6(a) attached hereto shall be the directors of the Surviving Corporation upon the Effective Time and such persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation or bylaws of the Surviving Corporation or as otherwise provided by Law.

(b)               The individuals set forth on Schedule 2.6(b) attached hereto shall be the officers of the Surviving Corporation upon the Effective Time and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation or bylaws of the Surviving Corporation or as otherwise provided by Law.

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Article III

EFFECT ON CAPITAL STOCK; EXCHANGE PROCEDURES

Section 3.1            Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any securities of the Merging Corporations:

(a)            Merger Sub Common Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation after giving effect to the transactions contemplated by this Section 3.1(a).

(b)           Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock (shares of Company Common Stock being hereinafter collectively referred to as “Company Shares”) held in the treasury of the Company and any Company Shares owned by Parent or by any direct or indirect wholly-owned Subsidiary of Parent or the Company (including any Company Shares issued by the Company pursuant to a stock option) immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(c)            Conversion of Company Common Stock. Subject to the provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b) and other than Dissenting Shares shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive, at the election of the holder thereof, the following:

(i)                 for each share of Company Common Stock with respect to which a holder elects to receive Parent Non-Voting Common Stock pursuant to Section 3.2, an amount of Parent Non-Voting Common Stock equal to the product of (i) the Exchange Ratio and (ii) each such share of Company Common Stock (the “Non-Voting Common Stock Consideration”) upon surrender and exchange of a Certificate or Book-Entry Share;

(ii)               for each share of Company Common Stock with respect to which a holder elects to receive Parent Voting Common Stock pursuant to Section 3.2, an amount of Parent Voting Common Stock equal to the product of (i) the Exchange Ratio and (ii) each such Company Share (the “Voting Common Stock Consideration”) upon surrender and exchange of a Certificate or Book-Entry Share;

(iii)             a combination of the Non-Voting Common Stock Consideration and the Voting Common Stock Consideration converted in accordance with Section 3.1(c)(i) and Section 3.1(c)(ii) in the proportion set forth in the Election Form (a “Mixed Election”); and

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(iv)             for each share of Company Common Stock as to which a Non-Voting Election, a Voting Election, or a Mixed Election has not been effectively made or lost, pursuant to Section 3.2 (collectively, “Non-Election Shares”), such Non-Election Shares of each holder shall be converted into Voting Common Stock Consideration in accordance with Section 3.1(c)(ii) upon surrender and exchange of a Certificate or Book-Entry Share.

(d)           Cancellation of Company Converted Common Stock. All of the Company Shares converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated Company Shares represented in book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such Company Shares (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration and the Fractional Share Cash Amount, plus any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 3.5(d).

Section 3.2            Election Procedures.

(a)            Holders of Company Common Stock may elect to receive shares of Parent Non-Voting Common Stock (a “Non-Voting Stock Election”) or Parent Voting Common Stock (a “Voting Stock Election”) (in either case without interest) in exchange for their Company Shares in accordance with the procedures set forth herein. Shares of Parent Non-Voting Common Stock as to which a Non-Voting Election (including, pursuant to a Mixed Election) has been made are referred to herein as “Non-Voting Election Shares”. Shares of Parent Voting Common Stock as to which a Voting Election (including, pursuant to a Mixed Election) has been made are referred to herein as “Voting Election Shares”.

(b)           An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as Company and Parent shall mutually agree (“Election Form”), shall be mailed no more than forty (40) Business Days and no less than twenty (20) Business Days prior to the anticipated Effective Time or on such earlier date as Company and Parent shall mutually agree (the “Mailing Date”) to each holder of record of Company Common Stock as of five (5) Business Days prior to the Mailing Date (the “Election Form Record Date”). Each Election Form shall permit such holder, subject to the election procedures set forth in this Section 3.2, (i) to elect to receive the Non-Voting Common Stock Consideration for all of the Company Shares held by such holder, in accordance with Section 3.1(c)(i); (ii) to elect to receive the Voting Common Stock Consideration for all of such Company Shares, in accordance with Section 3.1(c)(ii); (iii) to elect to receive the Non-Voting Common Stock Consideration for a part of such holder’s Company Common Stock and Voting Common Stock Consideration for the remaining part of such holder’s Company Common Stock; or (iv) to indicate that such record holder has no preference as to the receipt of Parent Non-Voting Common Stock or Parent Voting Common Stock for such Company Shares. A holder of record of Company Shares who holds such Company Shares as nominee, trustee or in another representative capacity (a “Holder Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the Company Shares held by such Holder Representative for a particular beneficial owner. Any Company Shares with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares.

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(c)            To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., (Pacific time), on the twentieth (20th) day following the Mailing Date (or such other time and date as the Company and Parent may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Closing Date. The Company shall use its reasonable best efforts to make available up to two separate Election Forms, or such additional Election Forms as Parent may permit, to all Persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. The Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) and/or evidence of Book-Entry Shares representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a holder of Company Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the Company Shares held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Parent shall cause the Certificates and/or Book-Entry Shares relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company, upon exercise by Parent or the Company of its respective or their mutual rights to terminate this Agreement to the extent provided under Article VIII, that this Agreement has been terminated in accordance with Article VIII.

Section 3.3            Company Stock Options and Company Warrants.

(a)            Treatment of Company Stock Options. The Company and Parent shall take all actions reasonably necessary (including any required notices by the Company) to provide that, effective as of the Effective Time, each outstanding Company Stock Option will be assumed by Parent. Each Company Stock Option assumed by Parent will continue to have, and be subject to, the same material terms and conditions of such option immediately prior to the Effective Time, except that (i) each Company Stock Option will be exercisable for a number of shares of Parent Voting Common Stock equal to the product of the number of Company Shares that would have been issuable upon exercise of the Company Stock Option outstanding immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Stock, and (ii) the per share exercise price for the Parent Voting Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the per share exercise price for such Company Stock Option outstanding immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The holder of a Company Stock Option may elect to receive shares of Parent Non-Voting Common Stock, Parent Voting Common Stock or a combination thereof upon exercise of such Company Stock Option. The exercise price and the number of shares purchasable pursuant to the assumed Company Stock Options as well as the terms and conditions of exercise of such assumed options shall be designed to comply with Sections 424(a) and 409A of the Code. Any restriction on the exercisability of such Company Stock Option will continue in full force and effect, and the term, exercisability, vesting schedule or other provisions of such Company Stock Option will remain unchanged. The Merger will not terminate any of the outstanding Company Stock Options or accelerate the exercisability or vesting of such Company Stock Options or the shares of Parent Voting Common Stock underlying the Company Stock Options upon Parent’s assumption thereof in the Merger.

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(b)           Treatment of Company Warrants. To the extent the Company Warrants have not been terminated in accordance with their terms, at the Effective Time, (i) each outstanding warrant to purchase Company Shares (a “Company Warrant”) shall by virtue of the Merger be assumed by Parent subject to the terms of such Company Warrant and (ii) the Company shall take all actions reasonably necessary, including any required notices by the Company, to provide that, effective as of the Effective Time, each outstanding Company Warrant will be assumed by Parent. Each Company Warrant assumed by Parent will continue to have, and be subject to, the same terms and conditions of such warrant immediately prior to the Effective Time, except that (A) each Company Warrant will be exercisable for a number of shares of Parent Voting Common Stock equal to the product of the number of Company Shares that would have been issuable upon exercise of the Company Warrant outstanding immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Voting Common Stock, and (B) the per share exercise price for the Parent Voting Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the per share exercise price for such Company Warrant outstanding immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The holder of a Company Warrant may elect to receive shares of Parent Non-Voting Common Stock, Parent Voting Common Stock or a combination thereof upon exercise of such Company Warrant. Any restriction on the exercisability of such Company Warrant will continue in full force and effect, and the term, exercisability or other provisions of such Company Warrant will remain unchanged. Consistent with the terms of the Company Warrants, the Merger will not accelerate the exercisability of such Company Warrants or the shares of Parent Voting Common Stock underlying the Company Warrants upon Parent’s assumption thereof in the Merger.

Section 3.4            Dissenters’ Rights. Notwithstanding any provision of this Agreement to the contrary, Company Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders who shall have complied with the provisions of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or represent a right to receive the applicable Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until the applicable holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment of the fair value of such holder’s Shares under Section 262 of the DGCL. If, after the Effective Time, any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be treated as if they had been converted at the Effective Time into the right to receive the applicable Merger Consideration and the Surviving Corporation and Parent shall remain liable for payment of the Merger Consideration with respect to such Dissenting Shares. Notwithstanding anything to the contrary contained in this Section 3.4, if this Agreement is terminated prior to the Effective Time, then the right of any holder of Company Common Stock to be paid the fair value of such holder’s Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent notice of any written demands for appraisal of Company Common Stock received by the Company under Section 262 of the DGCL, and shall give Parent the opportunity to participate in all negotiations and Proceedings with respect thereto. The Company shall not, except with the prior written consent of Parent, (i) make any payment with respect to any such demands for appraisal or (ii) offer to settle or settle any such demands.

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Section 3.5            Exchange Procedures.

(a)            Exchange Agent. Prior to the mailing of the Joint Proxy Statement/Prospectus, Parent shall appoint a bank or trust reasonably acceptable to the Company to act as exchange agent (the “Exchange Agent”) for the payment of Merger Consideration and shall enter into an agreement (the “Exchange Agent Agreement”) relating to the Exchange Agent’s responsibilities under this Agreement, which Exchange Agent Agreement shall be subject to the reasonable approval of the Company. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Company Shares, for exchange in accordance with this Article III through the Exchange Agent (i) evidence of Parent Stock in book-entry form representing the number of shares of Parent Stock sufficient to deliver the applicable Merger Consideration and (ii) an amount of cash sufficient to make Fractional Share Cash Amount payments in accordance with Section 3.5(e) (collectively, the “Exchange Fund”). Parent further agrees to provide to the Exchange Agent, from time to time as needed, immediately available funds sufficient to pay any dividends and other distributions pursuant to Section 3.5(c). Pursuant to irrevocable instructions, the Exchange Agent shall promptly deliver the applicable Merger Consideration from the Exchange Fund to the former Company stockholders who are entitled thereto pursuant to Section 3.1. Except as contemplated by Section 3.5(c) and Section 3.5(e) hereof, the Exchange Fund shall not be used for any other purpose. Parent shall pay all charges and expenses, including those of the Exchange Agent, incurred by it in connection with the exchange of Company Shares for the Merger Consideration and other amounts contemplated by this Article III.

(b)           Surrender of Certificates. Upon surrender of a Certificate or Book-Entry Shares to the Exchange Agent, together with such Election Form, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by Parent or the Exchange Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 3.5(c), if any, and the Certificate or Book-Entry Share so surrendered shall forthwith be cancelled and exchanged as provided in this Article III. No interest will be paid or will accrue on any cash payable pursuant to Section 3.5(c) or Section 3.5(e). In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid with respect to such Company Shares to such a transferee if the Certificate or sufficient evidence of Book-Entry Shares representing such transferred Company Shares is presented to the Exchange Agent in accordance with this Section 3.5(b), accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock Transfer Taxes have been paid.

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(c)            Dividends and Distributions; Treatment of Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Stock with a record date after the Effective Time shall be paid to any holder of any unsurrendered share of Company Common Stock who is entitled to receive Parent Stock upon such surrender, and no Fractional Share Cash Amount payment in respect of fractional shares shall be paid to any such holder pursuant to Section 3.5(e), unless and until the holder of such Company Common Stock shall surrender such Company Common Stock in accordance with Section 3.5(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Company Common Stock, there shall be paid to the holder of the stock certificates or Book-Entry Shares representing whole shares of Parent Stock to be issued in exchange therefor, without interest, (i) promptly, (A) the amount of any cash payable with respect to a fractional share of Parent Stock to which such holder is entitled pursuant to Section 3.5(e) and (B) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to the date of surrender of such holder’s Company Common Stock and a payment date occurring after the date of surrender, payable with respect to such whole shares of Parent Stock.

(d)           Full Satisfaction. The Merger Consideration delivered upon surrender of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 3.5(c)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the such Company Shares.

(e)            Fractional Shares. No fractional shares of Parent Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Stock, after aggregating all fractional shares of Parent Stock issuable to such holder, shall in lieu of such fraction of a share and upon surrender of such holder’s Certificates, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the VWAP of the Parent Stock during the five (5) Trading Days immediately preceding the Closing Date (the “Fractional Share Cash Amount”). As soon as practicable after the determination of the Fractional Share Cash Amount to be paid to former holders of Company Shares in lieu of any fractional shares of Parent Stock, the Exchange Agent shall distribute such amounts to such former holders.

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(f)            Termination of Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Shares nine (9) months after the Effective Time shall be returned to Parent, upon demand, and, from and after such delivery to Parent, any holders of Company Shares who have not theretofore complied with this Article III shall thereafter look only to Parent for the Merger Consideration payable in respect of such Company Shares and any cash paid in respect of the Fractional Share Cash Amount and any dividends or other distributions with respect to Parent Stock to which they are entitled pursuant to Section 3.5(c), in each case, without any interest thereon. Neither Parent, the Surviving Corporation, the Exchange Agent nor the Company shall be liable to any holder of Company Common Stock for any such shares of Parent Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g)           Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or Exchange Agent, the posting by such Person of a bond in such reasonable amount as Parent or Exchange Agent may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Company Shares represented by such Certificate, any cash paid in respect of the Fractional Share Cash Amount and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.5(c), in each case, without any interest thereon.

(h)           Withholding Taxes. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any Tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

(i)             Exchange Fund Cash. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, however, that no such investment or loss thereon shall affect the amounts payable to the holder of Company Common Stock pursuant to this Article III. Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 3.5(f). In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount that is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

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(j)             No Further Ownership Rights in Shares. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, subject to applicable Law in the case of Dissenting Shares, all holders of Certificates and/or Book-Entry Shares shall cease to have any rights as Company stockholders other than the right to receive the Merger Consideration into which the shares represented by such Certificates and/or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificates and/or Book-Entry Shares in accordance with Section 3.5(b) (together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates and/or Book-Entry Shares become entitled in accordance with Section 3.5(c)), without interest. If, after the Effective Time, any Certificates and/or Book-Entry Shares formerly representing Company Shares are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares. Any cash paid in respect of the Fractional Share Cash Amount and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.5(c), in each case, net of any required withholding for Taxes and without any interest thereon.

Section 3.6            Adjustments. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Company Shares or Parent Stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction, the Merger Consideration and any other dependent items shall be appropriately adjusted to provide to the holders of Company Shares the same economic and proportional effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent item, subject to further adjustment in accordance with this sentence; provided, however, that nothing in this Section 3.6 shall be constrained to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures expressly set forth in the correspondingly numbered Section of the disclosure letter of the Company delivered to Parent and Merger Sub concurrently with the parties’ execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1            Organization and Qualification.

(a)            The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease, license and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business, and is in good standing, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where such failure to be so duly approved, qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.1(a) of the Company Disclosure Schedule lists each jurisdiction in which the Company is qualified to do business as a foreign entity and its directors and officers.

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(b)           Complete, true and correct copies of the Company’s certificate of incorporation, as amended (the “Company Certificate”), and bylaws, as amended (the “Company Bylaws”), have been made available to Parent in the Dataroom, and no other such documents are binding upon the Company. The Company Certificate and the Company Bylaws are in full force and effect. The Company is not in violation of any provision of the Company Certificate or the Company Bylaws. The Company has made available to Parent in the Dataroom copies of the charters of each committee of the Company’s Board of Directors and any code of conduct or similar policy adopted by the Company.

Section 4.2            Capitalization.

(a)            The authorized capital stock of the Company consists of 15,000,000 Company Shares and 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of December 29, 2014, (i) 14,204,240 Company Shares were issued and outstanding, (ii) no shares of Company Preferred Stock were issued or outstanding, (iii) 537 Company Shares were held in the treasury of the Company, (iv) 3,140 Company Shares were reserved for issuance upon exercise of Company Stock Options, and (v) 787,855 Company Shares were reserved for issuance upon exercise of Company Warrants. Each issued and outstanding share of capital stock of the Company is, and each share of Company Common Stock reserved for issuance as specified above will be, upon issuance on the terms and conditions specified in the instruments pursuant to which it is issuable, duly authorized, validly issued, fully paid, nonassessable. All of the issued and outstanding shares of capital stock of the Company were issued in compliance with applicable Laws. None of the issued and outstanding shares of capital stock of the Company were issued in violation of any agreement, arrangement or commitment to which the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Shares are owned of record by the Persons set forth in Section 4.2(a) of the Company Disclosure Schedule. Since the Balance Sheet Date, there are no dividends or distributions which have accrued or been declared but are unpaid upon any of the Company’s capital stock.

(b)           Except for Company Stock Options set forth in Section 4.2(c) of the Company Disclosure Schedule and Company Warrants set forth in Section 4.2(d) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, Contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, Company Shares or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment. As of the date hereof, there are no obligations, contingent or otherwise, of the Company or its Subsidiaries to (i) repurchase, redeem or otherwise acquire any Company Shares or the capital stock or other equity interests of any Subsidiary of the Company or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person other than a Company’s Subsidiary. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, there are no outstanding stock appreciation rights or similar derivative securities or rights of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the Company Stockholders Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any Subsidiary of the Company is a party or is bound with respect to the voting of any Company Shares. Except for the Company Registration Rights Agreements, the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person (except rights which have terminated or expired). Neither the Company nor any of its Subsidiaries has any outstanding obligations in respect of prior acquisitions of businesses to pay, in the form of securities, cash or other property, any portion of the consideration payable to the seller or sellers in such transaction.

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(c)            Section 4.2(c) of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof, of all holders of outstanding Company Stock Options, including the date of grant, the number of Company Shares subject to each such option, the exercise price per Company Share, the exercise and vesting schedule, the number of Company Shares remaining subject to each such option, the Company Stock Options that are incentive stock options for purposes of the Code, and the maximum term of each such option. Complete and correct copies of (i) all written agreements, including amendments thereto, evidencing the grant of Company Stock Options and (ii) all Company Board consents approving each Company Stock Option, including the written agreement and amendments thereto, have been made available to Parent in the Dataroom. None of the Company Stock Options were granted with exercise prices below fair market value on the date of grant. All Company Stock Options have been validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the Company financial statements in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to such grants.

(d)           The Company has previously made available to Parent in the Dataroom complete and correct copies of each Company Warrant. Section 4.2(d) of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof, of all holders of outstanding Company Warrants, including the date of issuance, the number of Company Shares subject to each such warrant, the exercise price per Company Share, the exercise and vesting schedule, the number of Company Shares remaining subject to each such warrant, and the maximum term of each such warrant. Complete and correct copies of the relevant forms of written agreements, including forms of amendments thereto, evidencing the issuance of Company Warrants have been made available to Parent in the Dataroom. All Company Warrants have been validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the Financial Statements in accordance with GAAP.

Section 4.3            Subsidiaries.

(a)            Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease, license and operate its assets and properties and to carry on its business as it is now being conducted, and each Subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased, licensed or operated by it or the nature of the business conducted by it makes such qualification necessary, except where such failure to be so duly approved, qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company as set forth in Section 4.3(b) of the Company Disclosure Schedule. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company were issued in compliance with applicable Laws. None of the issued and outstanding shares of capital stock of any Subsidiary of the Company were issued in violation of any agreement, arrangement or commitment to which any Subsidiary of the Company or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. There are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting or transfer of any shares of capital stock or other equity interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. The Company has no material investment in any entity other than its Subsidiaries.

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(c)            Section 4.3(c) of the Company Disclosure Schedule contains, for each Subsidiary of the Company, a complete and accurate list of each jurisdiction in which such Subsidiary of the Company is qualified to do business as a foreign entity. The Company has heretofore furnished to Parent in the Dataroom a complete and correct copy of each of the Company’s Subsidiaries’ Articles of Incorporation, Certificate of Incorporation, Articles of Organization or Operating Agreement, as the case may be, (collectively, the “Subsidiary Charters”) and Bylaws (collectively, the “Subsidiary Bylaws”), each as amended to date. The Subsidiary Charters and the Subsidiary Bylaws are in full force and effect. The Company’s Subsidiaries are not in violation of any provision of the applicable Subsidiary Charters or the Subsidiary Bylaws. The Company has made available to Parent in the Dataroom copies of, the charters of each committee of the Board of Directors of each Subsidiary of the Company and any code of conduct or similar policy adopted by each Subsidiary of the Company.

Section 4.4            Authority; Non-Contravention; Approvals.

(a)            The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. Subject to obtaining the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of the Company, and no other actions on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement other than (i) obtaining the Company Stockholder Approval, (ii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iii) filings by the Company required by the HSR Act. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law). The affirmative vote of the holders of a majority of the issued and outstanding Company Shares (i) entitled to vote at a duly called and held meeting of the Company stockholders or (ii) action by written consent as permitted by the Company Bylaws, will be the only vote of the holders of capital stock of the Company necessary to approve and adopt this Agreement and the Merger (the “Company Stockholder Approval”).

(b)           At a meeting duly held on December 30, 2014, at which all directors were present, the Company Board unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby, are advisable, fair to and in the best interests of the Company and the holders of the Company Shares, (ii) approved and adopted this Agreement, the Merger and the transactions contemplated hereby and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the Company’s stockholders. Such determinations, approvals, resolutions and recommendations are in effect as of the date hereof. No takeover statute or other similar statute or regulation relating to the Company is applicable to the Merger or the other transactions contemplated by this Agreement.

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(c)            Except as disclosed in Section 4.4(c) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not violate, conflict with, give rise to the right to modify or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any offer to purchase or any prepayment of any debt, or result in the creation of any Lien, security interest or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective certificate of incorporation or bylaws or similar governing documents of the Company or any of its Subsidiaries, (ii) any statute, Law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, subject in the case of consummation, to obtaining the Company Required Statutory Approvals and the Company Stockholder Approval, (iii) any Company Permit, or (iv) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, other than such violations, conflicts, rights to modify, breaches, defaults, terminations, accelerations or creations of Liens, security interests or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(d)           Except as disclosed in Section 4.4(d) of the Company Disclosure Schedule and for (i) obtaining the Company Stockholder Approval, (ii) the filings by the Company required by the HSR Act, (iii) the filing of the Certificate of Merger as required by the DGCL and (iv) the filings with TTB (the filings and approvals referred to in clauses (i), (ii), (iii) and (iv) collectively, the “Company Required Statutory Approvals”), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity or other Person is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.5            Reports and Financial Statements.

(a)            The Company has made available to Parent in the Dataroom copies of the Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2013, together with the notes thereto (the “Audited Financial Statements”). The Audited Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto.

(b)           The Company has made available to Parent in the Dataroom copies of Company’s unaudited consolidated financial statements, including the notes thereto, for the nine (9) month period ended September 30, 2014 (the “Unaudited Financial Statements”). The Unaudited Financial Statements were prepared in accordance with GAAP on a basis consistent with the Audited Financial Statements and are correct and complete and fairly present, in all material respects, the financial position and condition of the Company at the date thereof and the results of operations for the period covered thereby (subject to normal year-end adjustments and the absence of complete footnotes) (the Audited Financial Statements and the Unaudited Financial Statements, together, the “Financial Statements”).

(c)            The Company has disclosed to its auditors and the audit committee of the Company Board (and made available to Parent in the Dataroom a summary of the significant aspects of such disclosure) (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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(d)           Since October 4, 2012, the Company has not received written notice of any SEC inquiries or investigations or other governmental inquiries or investigations (pending or threatened) in each case regarding any accounting practices of the Company or any malfeasance by any director or executive officer of the Company. The Company has not conducted any internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or similar legal officer, the Company Board or any committee thereof.

Section 4.6            Absence of Undisclosed Liabilities. Except as set forth in Section 4.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities that are required to be reported by GAAP, except such Liabilities: (a) as and to the extent set forth on the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2013 (the “Balance Sheet Date”); or (b) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not have a Company Material Adverse Effect. Since the Balance Sheet Date, the Company has collected its accounts receivable and paid its accounts payable in the ordinary course of business consistent with past practice.

Section 4.7            Litigation. Except as set forth in Section 4.7 of the Company Disclosure Schedule, there is no Proceeding pending, or, to the Knowledge of the Company, threatened, against the Company, any of its Subsidiaries or any of their respective directors, managers or officers (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries) or that would materially relate to or affect the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has committed a violation of any judgment, decree, injunction or order of any Governmental Entity applicable to the Company or any Subsidiary or any of their respective properties or assets. Since January 1, 2013, there has not been any internal investigations or inquiries conducted by the Company, the Company Board (or any committee thereof) or any other Person at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. Neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, any of the directors, managers or officers of the Company or any of its Subsidiaries (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries as applicable) is subject to any judgment, decree, injunction or order of any Governmental Entity. Except as set forth in Section 4.7 of the Company Disclosure Schedule, neither the Company nor its Subsidiaries has any Proceeding pending against any other Person.

Section 4.8            Absence of Certain Changes or Events. Except as set forth in Section 4.8 of the Company Disclosure Schedule, since September 30, 2014, the Company and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice and there has not been:

(a)            any circumstance or event, or series of circumstances or events, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(b)            any material change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in GAAP;

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(c)            any material revaluation by the Company or any Subsidiary of a material asset (including, without limitation, any material writing down of the value of inventory or material writing-off of notes or accounts receivable);

(d)            any transaction or commitment made, or any Contract or agreement entered into, by the Company or any Subsidiary, relating to its assets or business (including, without limitation, the acquisition, disposition, leasing or licensing of any tangible or intangible assets) or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case, material to the Company and Subsidiary taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

(e)            any declaration, setting aside or payment of any dividend (whether in cash, stock or property) or other distribution in respect of the Company’s capital stock or any redemption, purchase or other acquisition of any of the Company’s securities;

(f)             any split, combination or reclassification of any of the Company’s capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(g)            any amendment of any material term of any outstanding security of the Company or any Subsidiary;

(h)            any issuance by the Company or any Subsidiary of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any Company Shares pursuant to the exercise of any Company Stock Options and Company Warrants in existence prior to the date hereof;

(i)             any material incurrence, assumption or guarantee by the Company or any Subsidiary of any Indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

(j)             any creation or assumption by the Company or any Subsidiary of any material Lien on any material asset(s) (alone or in the aggregate) other than in the ordinary course of business consistent with past practice;

(k)            any making of any material loan, advance or capital contributions to or investment in any entity or person other than loans, advances or capital contributions to or investments in any Subsidiary and except for cash advances to employees for reimbursable travel and other reasonable business expenses, in each case made in the ordinary course of business consistent with past practice;

(l)             any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

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(m)          any material grant of equity or other compensation, or increase in the benefits under, or the establishment, material amendment or termination of, any Company Benefit Plan covering current or former employees, officers, consultants, or directors of the Company or any Subsidiary, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any current or former directors or officers of the Company or any of its Subsidiaries or any other employee earning noncontingent cash compensation in excess of $100,000 per year;

(n)           any entry by the Company or any Subsidiary into any employment, consulting, severance, change in control, retention, termination or indemnification agreement with any current or former director, consultant or officer of the Company or any Subsidiary, entry into any such agreement with any person for a noncontingent cash amount in excess of $250,000 per year or outside the ordinary course of business, or entry into any employment agreement other than on an at-will basis;

(o)           any labor dispute, other than routine individual grievances, or any activity or Proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries for the purposes of forming a labor union or labor organization, or for selecting a labor union or labor organization as a collective bargaining representative, for employees who were not subject to a collective bargaining agreement as of September 30, 2014 or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees;

(p)           any authorization or commitment with respect to, any single capital expenditure that was in excess of $1,000,000 individually or $5,000,000 in the aggregate; or

(q)           any authorization of, or agreement by the Company or any Subsidiary to take, any of the actions described in this Section 4.8, except as expressly contemplated by this Agreement.

Section 4.9            Compliance with Applicable Law; Permits.

(a)            Except as set forth in Section 4.9 of the Company Disclosure Schedule, the Company and its Subsidiaries hold all material authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including, without limitation, any Governmental Entity engaged in the regulation of the Company’s products) which are required for the Company and its Subsidiaries to own, lease, license and operate their respective properties and other assets and to carry on their respective business in the manner as they are being conducted as of the date hereof (the “Company Permits”), and all the Company Permits are valid, and in full force and effect other than any Company Permit which if not held or not valid, as the case may be, would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 4.9 of the Company Disclosure Schedule sets forth a list of all material Company Permits.

(b)           The Company and its Subsidiaries are, and have been since January 1, 2013, in compliance with the terms of the Company Permits and all applicable Laws relating to the Company and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Company Permits or such applicable Law would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2013, neither the Company nor any of its Subsidiaries has received any written notification from any Governmental Entity (i) asserting that the Company or any of its Subsidiaries is not in compliance with any Law or Company Permit, or (ii) threatening to revoke any Company Permit.

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Section 4.10        Company Material Contracts; Defaults.

(a)            Except as set forth in Section 4.10(a) of the Company Disclosure Schedule and previously made available to Parent, neither the Company nor any of its Subsidiaries is a party to, and none of their respective assets, businesses or operations is bound by, any Contract (whether written or oral), or groups of related Contracts with the same party or group of parties, that (i) would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act (it being understood that to the extent that a material contract described under Item 601(b)(10) is duplicative with any of the Contracts set forth in clauses (ii) through (xiii) of this Section 4.10(a), the thresholds set forth in clauses (ii) through (xiii) of this Section 4.10(a) shall control for disclosure purposes to the extent there is any conflict with such material contract definition); (ii) relate to borrowed money or other Indebtedness in excess of $1,000,000 or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any of its Subsidiaries, the foreclosure of which would reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect; (iii) require the payment or receipt of $1,000,000 or more per year which are not cancelable by the Company on 30 days’ or less notice without premium or penalty or other cost of any kind or nature; (iv) relate to any joint venture, partnership or other similar agreements to which the Company or any of its Subsidiaries is a party; (v) relate to lease agreements to which the Company or any of its Subsidiaries is a party with annual lease payments in excess of $1,000,000; (vi) relate to standby letter of credits obtained by the Company or any of its Subsidiaries has in an amount in excess of $100,000 and Contracts under which the Company or any of its Subsidiaries has advanced or loaned any other Person or entity an amount in excess of or guaranteed an amount in excess of $100,000; (vii) relate to agreements under which the Company has granted any Person or entity registration rights (including, without limitation, demand and piggy-back registration rights); (viii) relate to agreements under which the Company or any of its Subsidiaries has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of the Company’s or any of its Subsidiaries’ properties or assets; (ix) (A) purport to restrict or prohibit the Company or any of its Subsidiaries from engaging or competing in any material line of business or activity, with any Person or in any geographic area, or (B) would have any such effect on Parent or any of its Affiliates after the consummation of the Merger or the Closing Date; (x) (A) grants any exclusive supply or exclusive distribution agreement or other material exclusive rights, or (B) grants any “most favored nation” rights or other preferential pricing terms with respect to any Company Product or service; (xi) relate to any executory obligations relating to the acquisition or disposition of all or any portion of any material business of the Company or any of its Subsidiaries (whether by merger, sale of stock, sale of assets, business combination or otherwise); (xii) the Company or any of the Company’s Subsidiary is a party with any Governmental Entity and which requires the payment or receipt of $1,000,000 or more per year; and (xiii) to the extent not included within the foregoing, any Contract that the termination of which would result in a Company Material Adverse Effect (the items described in clauses (i) through (xiii) hereof, collectively, the “Company Material Contracts”). The Company has made available to Parent in the Dataroom a correct and complete copy of each Company Material Contract listed in Section 4.10(a) of the Company Disclosure Schedule (including all exhibits and schedules thereto).

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(b)           Each of the Company Material Contracts is valid and binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, each other Person party thereto, and is in full force and effect and enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles and (ii) to the extent applicable, securities laws limitations on the enforceability of provisions regarding indemnification in connection with the sale or issuance of securities. No Company Material Contract will, by its terms, terminate as a result of the transactions contemplated by this Agreement or require any consent from or notice to any Person thereto in order to remain in full force and effect immediately after the Effective Time.

(c)            Neither the Company nor any of its Subsidiaries is in material violation, breach or default under any of the Company Material Contracts, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a violation, breach or default. The Company has delivered or made available to Parent in the Dataroom a list of those Persons who, to the Company’s Knowledge, have alleged or claimed that the Company or any of its Subsidiaries, or any sublicensee of the Company or any of its Subsidiaries, is in material violation, breach or default under any Company Material Contract.

Section 4.11        Taxes.

(a)            Each of the Company and its Subsidiaries has (i) duly and timely filed with the appropriate Governmental Entity all Tax Returns required to be filed by it (taking into account any applicable extensions), and all such Tax Returns are true, correct and complete in all material respects and prepared in compliance with all applicable Laws and (ii) timely paid all Taxes due and owing (whether or not shown due on any Tax Returns). Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Entity in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has commenced activities in any jurisdiction which will result in an initial filing of a Tax Return with respect to Taxes imposed by a Governmental Entity that it had not previously been required to file in the immediately preceding taxable period.

(b)           The unpaid Taxes of the Company and its Subsidiaries did not, as of September 30, 2014, exceed the reserve for Tax Liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in the Financial Statements. Since September 30, 2014, neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

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(c)            There are no Liens for Taxes upon any property or asset of the Company or any Subsidiary thereof, except for Liens for current Taxes the payment of which is not yet delinquent, or for Taxes contested in good faith through appropriate proceedings and reserved against in accordance with GAAP.

(d)            Except as set forth in Section 4.11(d) of the Company Disclosure Schedule, no deficiencies for Taxes with respect to any of the Company and its Subsidiaries have been set forth or claimed in writing, or proposed or assessed by a Governmental Entity. There are no pending or, to the Knowledge of the Company, proposed or threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to any of the Company and its Subsidiaries. No material issues relating to Taxes of the Company or any Subsidiary of the Company were raised by the relevant Governmental Entity in any completed audit or examination that would reasonably be expected to recur in a later taxable period. The Company has made available to Parent in the Dataroom true and complete copies of federal, state and local income Tax Returns of each of the Company and its Subsidiaries and their predecessors for the years ended December 31, 2010, 2011 and 2012, and true and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries or any predecessor, with respect to Taxes. None of the Company, any of its Subsidiaries or any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or has made any request in writing for any such extension or waiver. There is not currently in effect any power of attorney authorizing any Person to act on behalf of the Company, or receive information relating to the Company, with respect to any Tax matter.

(e)            Neither the Company nor any of its Subsidiaries has requested or received any ruling from any Governmental Entity, or signed any binding agreement with any Governmental Entity (including, without limitation, any advance pricing agreement) that would affect any amount of Tax payable after the Closing Date and has not made any request for issuance of a ruling from a Governmental Entity on behalf of the Company or any of its Subsidiaries (regardless of whether the requested ruling is still pending or withdrawn).

(f)            Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Tax Returns (including without limitation all IRS Forms W-2 and 1099) required with respect thereto have been properly completed and timely filed with, and supplied to, the appropriate parties.

(g)           Except for any such customary agreements with customers, vendors, lenders, lessors or the like entered into in the ordinary course of business (each of which is not specifically entered into to address Taxes), neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing, allocation or indemnification agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

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(h)           Except for the affiliated group of which the Company is the common parent, each of the Company and its Subsidiaries is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return. Neither the Company nor any of its Subsidiaries is liable for the Taxes of any Person (including an individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Entity) other than the Company and its Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract, or (iv) otherwise.

(i)             Neither the Company nor any of its Subsidiaries is a party to or subject to any joint venture, partnership or other agreement or arrangement which is treated as a partnership for federal income Tax purposes.

(j)             Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(k)            Neither the Company nor any of its Subsidiaries has taken any action, failed to take any action, or knows of any fact that would be reasonably expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l)             Neither the Company nor any of its Subsidiaries has been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1) (other than such transactions that have been properly reported) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.

(m)          Except as set forth in Section 4.11(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made or agreed to make, and is not required to make, any change in method of accounting previously used by it in any Tax Return which change in method would require an adjustment to its income pursuant to Section 481(a) of the Code (or any similar provision) on any Tax Return for any taxable period for which the Company or any of its Subsidiaries has not yet filed a Tax Return. No application is pending with any Governmental Entity requesting permission to make any change in any accounting method that would require such an adjustment, nor has the Company or any of its Subsidiaries received any notice that a Governmental Entity proposes to require a change in method of accounting used in any Tax Return which has been filed by the Company or any of its Subsidiaries that would require such an adjustment.

(n)          The Company has not taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax from a period (or portion thereof) ending on or before the Execution Date to a period (or portion thereof) beginning after the Execution Date. Except to the extent adequately reserved for in the Unaudited Financial Statements, the Company has no deferred income or other Tax Liability arising out of any transaction, including, without limitation, any (i) intercompany transaction (as defined in Treasury Regulations Section 1.1502-13), (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code, (iii) excess loss account (as defined in Treasury Regulations Section 1.1502-19) with respect to the stock of any Subsidiary of the Company, (iv) use of the long-term contract method of accounting, or (v) receipt of any prepaid amount on or before the Execution Date.

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(o)           Neither the Company nor any of its Subsidiaries has made an election under Section 108(i) of the Code (or any corresponding provision of state, local or foreign Law).

(p)           The Company has made available to Parent in the Dataroom the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable deduction available for use by the Company or any of its Subsidiaries. Except as disclosed by the Company to Parent in the Dataroom, there is currently no limitation on the use of the Tax attributes of the Company under Sections 269, 382, 383, 384 or 1502 of the Code (and similar provisions of state, local or foreign Tax Law).

(q)           Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the preceding five (5) years.

(r)            Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a jurisdiction outside of its place of incorporation.

Section 4.12        Employee Benefit Plans; ERISA.

(a)            Section 4.12(a) of the Company Disclosure Schedule includes a complete list, as of the date hereof, of each Company Benefit Plan. With respect to each of the written Company Benefit Plans, the Company has made available to Parent true and complete copies of the following documents to the extent applicable: (i) the governing plan document, all amendments thereto and related trust documents, group contracts, insurance policies or other funding arrangements, and amendments thereto; (ii) the three most recently filed Forms 5500 annual returns and all schedules thereto, including any audited financial statements and auditors’ opinions; (iii) the most recent favorable determination, opinion or advisory letter issued by the IRS; (iv) the actuarial report, statement of assets and liabilities, and annual nondiscrimination testing results for the three most recently completed plan years; (v) the most recent summary plan description and any summaries of material modifications thereto; (vi) a summary of the material terms of any Company Benefit Plan that is not in writing; and (vii) any filings, applications or submissions under the IRS’ Voluntary Correction Program or the Department of Labor’s Delinquent Filer Voluntary Compliance Program or the Voluntary Fiduciary Correction Program.

(b)           The Company and its Subsidiaries have operated and administered each of the Company Benefit Plans in accordance with their terms and all the provisions of Laws and regulations applicable to the Company Benefit Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof with respect to the Company Benefit Plans have been timely paid or accrued by the Company and its Subsidiaries as applicable. The Company and its Subsidiaries have satisfied all reporting and disclosure requirements under the Code and ERISA that are applicable to the Company Benefit Plans. No event or condition exists which would reasonably be expected to subject the Company or any of its Subsidiaries to Liability in connection with the Company Benefit Plans or any plan, program, or policy sponsored or contributed to by any of their respective ERISA Affiliates other than the provision of benefits thereunder in the ordinary course. With respect to each applicable Company Benefit Plan, (i) there are no pending or, to the Knowledge of the Company, threatened actions which have been asserted or instituted and which would reasonably be expected to result in any Liability of the Company or any of its Subsidiaries (other than routine claims for benefits payable in the ordinary course); (ii) there are no audits, inquiries or Proceedings pending or threatened by any governmental authority; and (iii) there has been no breach of fiduciary duty (including violations under Part 4 of Subtitle B of Title I of ERISA) which has resulted or would reasonably be expected to result in material Liability to the Company, any Company Subsidiary, or any of their respective employees.

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(c)            In no event will the execution and delivery of this Agreement or any other related agreement, the consummation of the Merger or the transactions contemplated hereby or thereby, or the Company Stockholder Approval (either alone or in conjunction with any other event, such as termination of employment) result in, cause the accelerated vesting, exercisability, funding or delivery of, or increase the amount or value of, any material payment or benefit to any current or former employee, officer or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof or result in a limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

(d)           Section 4.12(d) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code or is intended to be similarly qualified or registered under applicable foreign law (collectively, the “Company Qualified Plans”). Each Company Qualified Plan that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS that it is entitled to rely upon, and its accompanying trust is exempt from taxation under Section 501(a) of the Code, and, to the Knowledge of the Company, no fact or event has occurred since the date of such letter that would reasonably be expected to jeopardize the tax-qualified status of any such Company Qualified Plan or the tax-exempt status of its accompanying trust.

(e)            Except as otherwise provided in Section 4.12(e) of the Company Disclosure Schedule, no Company Benefit Plan provides health benefits (whether or not insured) with respect to employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries after retirement or other termination of service (other than coverage or benefits (A) required to be provided under Part 6 of Subtitle B of Title I of ERISA or any other similar applicable Law or (B) the full cost of which is borne by the employee or former employee (or any of their beneficiaries)).

(f)            Except as otherwise provided in Section 4.12(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or any of their respective ERISA Affiliates sponsor, contribute to or have any Liabilities with respect to any Company Benefit Plan that: (i) is subject to Title IV or Section 302 of ERISA or Section 412, 430, 431 or 432 of the Code; (ii) is a Multiemployer Plan; or (iii) is a multiple employer plan that is described in Section 413 of the Code. No “reportable event,” as such term is defined in ERISA Section 4043(c), has occurred or is continuing with respect to any Company Benefit Plan. No Company Benefit Plan that is or was subject to Title IV of ERISA has been terminated and no proceeding has been initiated to terminate any such plan. Neither the Company nor any of its Subsidiaries or any of their respective ERISA Affiliates has incurred or reasonably expects to incur, any Liability to the PBGC with respect to any Company Benefit Plan, except for required premium payments, which payments have been timely made when due. The market value of assets under each Company Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to a plan terminating on the date of determination. No Company Benefit Plan that is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA), whether or not waived.

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(g)           Neither the Company nor any of its Subsidiaries or any of their respective ERISA Affiliates has incurred or expects to incur any “withdrawal liability” (as defined in ERISA Section 4201) under or with respect to any Company Benefit Plan that is a Multiemployer Plan.

(h)           No Company Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee, contractor or other service provider residing or working outside the United States.

(i)            There is no Contract, agreement, plan or arrangement to which the Company or any Subsidiary of the Company is a party, including but not limited to the provisions of this Agreement, that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code.

(j)            No payment pursuant to any Company Benefit Plan or Company Benefit Arrangement between Company or a Subsidiary and any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder), including, without limitation, the grant, vesting or exercise of any equity option, would subject any Person to a tax pursuant to Section 409A of the Code, whether pursuant to the consummation of the Merger, any other transaction contemplated by this Agreement or otherwise.

(k)           Each Company Benefit Plan, Company Benefit Arrangement, or other Contract, plan, program, agreement, or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been operated in compliance with Section 409A of the Code, its Treasury regulations, and any applicable administrative guidance relating thereto; and no additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such Company Benefit Plan, Company Benefit Arrangement, or other Contract, plan, program, agreement, or arrangement. Neither the Company nor any ERISA Affiliate is a party to, or otherwise obligated under, any Contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(l)            Except as set forth on Section 4.12(l) of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property), as a result of the execution and delivery of this Agreement or any other related agreement, the consummation of the transactions contemplated hereby or thereby, or the stockholder approval of the Merger (either alone or in conjunction with any other event, such as termination of employment), by any employee, officer or director of the Company or any Subsidiary of the Company who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Arrangement or otherwise could be characterized as a “parachute payment” (as defined in Section 280G(b)(2) of the Code). The Company has made available to Parent all necessary information to determine, as of the date hereof, the estimated maximum amount that could be paid to each disqualified individual in connection with the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements, Company Benefit Arrangements and Company Benefit Plans currently in effect, assuming that the individual’s employment with the Company is terminated immediately after the Effective Time. The Company has made available to Parent in the Dataroom (i) the grant dates, exercise prices and vesting schedules applicable to each Company Option granted to the individual; (ii) the “base amount” (as defined in Section 280G(b)(e) of the Code) for each such individual as of the date of this Agreement; and (iii) the maximum additional amount that the Company has an obligation to pay to each disqualified individual to reimburse the disqualified individual for any excise tax imposed under Section 4999 of the Code with respect to the disqualified individual’s excess parachute payments (including any taxes, interest or penalties imposed with respect to the excise tax).

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Section 4.13        Labor and Other Employment Matters.

(a)            Except as set forth on Section 4.13(a) of the Company Disclosure Schedules, as of the date hereof, (i) no work stoppage, slowdown, lockout, labor strike, grievances, arbitration or other material labor dispute against the Company or any of its Subsidiaries by employees is pending or, to the Knowledge of the Company, threatened; (ii) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees; (iii) for the past four (4) years, the Company and each of its Subsidiaries have been in material compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, immigration, workers’ compensation, occupational safety, plant closings, layoffs, reductions in force and wage and hours; (iv) the Company and each of its Subsidiaries has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; (v) neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice); (vi) other than as made available to Parent in the Dataroom, there are no pending claims against the Company or any of its Subsidiaries under any workers’ compensation plan or policy or for long term disability; (vii) there are no controversies pending or, to the Knowledge of the Company, threatened (including threatened lawsuits or claims), between the Company or any of its Subsidiaries and any of their respective current or former employees, which controversies have or would reasonably be expected to result in an Proceeding before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Fair Employment and Housing, Labor Commissioner, the Department of Labor, OSHA, or any other Governmental Entity; (viii) all employees of the Company and its Subsidiaries are employed on an at-will basis, and their respective employment can be terminated at any time, with or without notice, for any lawful reason or no reason at all; and (ix) the Company and its Subsidies have not conducted any layoffs or reductions in force within six (6) months of the date hereof. As of the date hereof, to the Knowledge of the Company, no employees of the Company or any of its Subsidiaries are in violation of any term of any employment or other Contract, including any non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or such Subsidiary or to the use of trade secrets or proprietary information of others. As of the date hereof, no exempt employee of the Company or any of its Subsidiaries has given notice in writing to the Company or any of its Subsidiaries that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries.

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(b)           Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, since January 1, 2013, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining Contract with a labor union or labor organization, nor is any such Contract presently being negotiated. Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, since January 1, 2013 to the date hereof, there has not been any campaign to organize any of the employees of the Company or any of its Subsidiaries for the purposes of forming a labor union or labor organization or selecting a labor union or labor organization as a collective bargaining representative and, to the Knowledge of the Company, there are no campaigns or other efforts being conducted to organize employees of the Company or any of its Subsidiaries for the purposes of forming a labor union or labor organization or selecting a labor union or labor organization as a collective bargaining representative.

(c)            The Company has identified in Section 4.13(c) of the Company Disclosure Schedule and has made available to Parent in the Dataroom true and complete copies of (i) all severance and employment agreements with directors, officers or employees of or consultants to the Company or any of its Subsidiaries; (ii) all severance programs and policies of each of the Company and each of its Subsidiaries with or relating to its employees; and (iii) all plans, programs, agreements and other arrangements of the Company and each of its Subsidiaries with or relating to its directors, officers, employees or consultants which contain change in control provisions. In no event will the execution and delivery of this Agreement or any other related agreement, the consummation of the transactions contemplated hereby or thereby, or the Company Stockholder Approval (either alone or in conjunction with any other event, such as termination of employment) (x) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries or Affiliates from the Company or any of its Subsidiaries or Affiliates under any Company Benefit Plan or otherwise, (y) significantly increase any benefits otherwise payable under any Company Benefit Plan or otherwise, or (z) result in any acceleration of the time of payment or vesting of any benefits.

(d)           The Company has made available to Parent, as of the date hereof, a list of the names of all current directors, officers, employees and consultants currently employed or engaged by the Company and its Subsidiaries and who have received payment by way of compensation from the Company or its Subsidiaries in excess of $100,000 during the current fiscal year, together with their respective salaries or wages, other compensation, dates of employment or service with the Company or its Subsidiaries, seniority, exemption classification, any union membership, and current positions and identifies all written agreements between the Company or its Subsidiaries and such individuals (other than any of the following agreements in the Company or its Subsidiaries’ standard form: (i) offer letters for employment; (ii) proprietary rights assignment agreements; (iii) stock option agreements; or (iv) restricted stock purchase agreements) concerning their employment, consulting or independent contractor relationship with the Company.

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Section 4.14        Environmental Matters.

(a)            Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance and have been in compliance since January 1 2010, in all material respects, with all Environmental Laws, which compliance has included obtaining and complying, in all material respects, with all Permits required pursuant to Environmental Laws for the occupation of their facilities and properties and the operation of their respective businesses (it being understood that the Company Disclosure Schedule shall not include any closed environmental matters).

(b)            Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, since January 1, 2010, neither the Company nor any of its Subsidiaries has received any written notice, report or other information regarding any actual or alleged material violation of, or Liability under, Environmental Laws with respect to their past or current operations, properties or facilities (it being understood that the Company Disclosure Schedule shall not include any closed environmental matters).

(c)            Except as set forth in Section 4.14(c) of the Company Disclosure Schedule, none of the following exists at any property or facility owned or operated by the Company and its Subsidiaries: (i) underground storage tanks; (ii) asbestos-containing material; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments, or disposal areas.

(d)           Except as set forth in Section 4.14(d) of the Company Disclosure Schedule since January 1, 2010, neither the Company nor any of its Subsidiaries have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, any substance, including any Hazardous Substance, or currently or formerly owned, operated or leased any property or facility so as to give rise to any current or future material Liability or corrective or remedial obligation under any Environmental Laws (it being understood that the Company Disclosure Schedule shall not include any closed environmental matters).

(e)            Except as set forth in Section 4.14(e) of the Company Disclosure Schedule, and to the Knowledge of the Company, no release or threatened release of any Hazardous Substance has occurred or is occurring at, on, under, from or to any property or facility currently or formerly owned, operated or leased by the Company, or to which the Company has sent a Hazardous Substance, and no such property or facility is contaminated by any Hazardous Substance that would reasonably be expected to give rise to any current or future Liability or corrective or remedial obligation under any Environmental Laws.

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(f)            Except as set forth in Section 4.14(f) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries have assumed, provided an indemnity with respect to, or otherwise become subject to any material Liabilities of any other Person under any Environmental Law.

(g)           To the Knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that would reasonably be expected to form the basis of any material claim, action, cause of action, suit, Proceeding, investigation, order, demand, notice or other material Liability of the Company or its Subsidiaries arising out of, based on, resulting from or relating to (a) the presence, or release into the environment, of, or exposure to, any Hazardous Substances at any location, whether or not owned, operated or leased by the Company or any of its Subsidiaries, now or in the past, or (b) any violation, or alleged violation, or requirement of any Environmental Law.

(h)           To the Knowledge of the Company, the Company has made available to Parent in the Dataroom all assessments, reports, data, results of investigations or audits, and other material information that is in the possession of the Company regarding environmental matters pertaining to or the environmental condition of the business and properties of the Company or its Subsidiaries, or the compliance (or material noncompliance) by such entities with any Environmental Laws.

Section 4.15        Intellectual Property.

(a)            Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all (i) issued patents and patent applications; (ii) Company Registered Brand Names; (iii) Company Unregistered Brand Names and applications therefor; and (iv) domain name registrations, in each case set forth in subsections (i) through (iv) above, included in the Company Owned Intellectual Property as of the date hereof. All the patents, patent applications, Company Registered Brand Names, copyright registrations, copyright applications, and applications comprising Company Unregistered Brand Names are subsisting and all the necessary fees and costs have been paid.

(b)           Section 4.15(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all Contracts by which the Company or any of its Subsidiaries has been granted or has granted to others any license, covenant not to sue or other immunity to or under Intellectual Property that is material to the conduct of the business of the Company or any of its Subsidiaries, as conducted as of the date hereof (collectively, “Company Material Licenses”); provided, however, that Section 4.15(b) of the Company Disclosure Schedule does not disclose licenses of computer software which computer software has not been significantly modified or customized and that is available commercially off-the-shelf. The Company has made available to Parent in the Dataroom a true and complete copy of each Company Material License.

(c)            Neither (i) the use of the Company Owned Intellectual Property and Intellectual Property licensed to the Company and/or its Subsidiaries under the Company Material Licenses in connection with the operation of the business of the Company or any of its Subsidiaries as conducted as of the date hereof, nor(ii) the manufacture, use, offer for sale, and sale of Company Products (as such products exist as of the date hereof) to the Knowledge of the Company, infringe or misappropriate or otherwise violate any valid Intellectual Property rights of any Person, and the Company is unaware of any facts that would form a reasonable basis for a claim of any such infringement, misappropriation or violation. No Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any of the foregoing.

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(d)           The Company or a Subsidiary of the Company is the exclusive owner of all right, title and interest in and to each item of Intellectual Property purported to be Company Owned Intellectual Property, including without limitation, the items listed on Section 4.15(a) of the Company Disclosure Schedule. The Company or a Subsidiary of the Company is entitled to use the Company Owned Intellectual Property and Intellectual Property licensed to the Company and/or its Subsidiaries under the Company Material Licenses in the ordinary course of its business consistent with past practice, subject only to any applicable terms of the Company Material Licenses.

(e)            Other than the Company Owned Intellectual Property and Intellectual Property licensed to the Company and/or its Subsidiaries under the Company Material Licenses, there are no items of Intellectual Property that are necessary to the conduct of the business of the Company or any of its Subsidiaries as conducted as of the date hereof, with the exception of any licenses of computer software which computer software has not been significantly modified or customized and that is available commercially off-the-shelf. The Company Owned Intellectual Property is valid and enforceable, and the Company has the right to enforce such Company Owned Intellectual Property that has not been licensed to another Person on an exclusive basis, and such Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable (except for challenges and adjudications that may be received in the ordinary course of the prosecution of Intellectual Property applications in Intellectual Property offices) in whole or part.

(f)            No legal Proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) based upon, challenging or seeking to deny or restrict the use by the Company or any of its Subsidiaries of any of the Intellectual Property licensed to the Company and/or its Subsidiaries under the Company Material Licenses, or (ii) alleging that the Company Material Licenses conflict with the terms of any other Person’s license or other agreement.

(g)          To the Knowledge of the Company, there are no infringements, misappropriations or violations by others of any of the Company Owned Intellectual Property and the Company is unaware of any facts which would form a reasonable basis for a claim of any such infringement, misappropriation or violation.

(h)           The Company and its Subsidiaries have taken commercially reasonable measures (but at least commensurate with industry standards) to maintain their material trade secrets in confidence.

(i)             To the Knowledge of the Company (i) there has been no misappropriation of any trade secrets of the Company or any of its Subsidiaries by any Person, and (ii) no employee, independent contractor or agent of the Company or any of its Subsidiaries has misappropriated any trade secrets of any other Person in the course of such performance as an employee, independent contractor or agent.

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(j)             The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in or give rise to (i) any right of termination or other right to impair or limit any of the Company’s rights to own or license any of the Company Owned Intellectual Property, (ii) the inability (for any period of time) of the Surviving Corporation to succeed to the rights and perform the obligations of the Company and any of its applicable Subsidiaries with respect to the Company Owned Intellectual Property, pursuant to the terms of this Agreement, or (iii) the right to market the Company Products as presently marketed.

Section 4.16        Real Property.

(a)            Section 4.16(a) of the Company Disclosure Schedule sets forth a complete list of all material real property owned by the Company or any of its Subsidiaries as of the date hereof (“Company Owned Real Property”). Except as set forth in the title reports made available to Parent in the Dataroom, the Company and each of its Subsidiaries has good and valid title in fee simple to all Company Owned Real Property, free and clear of all Liens of any nature whatsoever, except (i) Liens for current Taxes, payments of which are not yet delinquent or are being disputed in good faith, or (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company’s or any of its Subsidiaries’ business operations (in the manner presently carried on by the Company or such Subsidiaries). Except as set forth in Section 4.16(a) of the Company Disclosure Schedule, no litigation, condemnation, expropriation, eminent domain or similar Proceeding affecting all or any material portion of any Company Owned Real Property is pending or threatened. The Company Owned Real Property has the benefit of indefeasible easements or other real property rights sufficient to continue the current use and operation of the Company Owned Real Property, including without limitation, to the extent in use as of the date hereof, easements or other grants of access rights to common rail service lines from the Company Owned Real Property.

(b)           Section 4.16(b) of the Company Disclosure Schedule sets forth a complete list of all material real property leased by the Company or any of its Subsidiaries as of the date hereof (“Company Material Leased Real Property”). A copy of the lease, including all amendments, extensions, renewals, guaranties and other agreements for each Company Material Leased Real Property (the “Company Leases”) has been made available to Parent in the Dataroom. With respect to each of the Company Leases: (i) such Company Lease is legal, valid, and binding on the Company or its Subsidiary party thereto, and, to the Knowledge of the Company, each other Person party thereto, and is enforceable and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); (ii) the transactions contemplated by this Agreement do not require the consent of any other party to such Company Lease, will not result in a breach of or default under such Company Lease, or otherwise cause such Company Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company nor any of its Subsidiaries, as the case may be, nor any other party to the Company Lease is in material breach or default under such Company Lease, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Company Lease; (iv) the other party to such Company Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries, as the case may be, has subleased, licensed or otherwise granted any Person the right to use or occupy such Company Material Leased Real Property or any portion thereof; and (vi) neither the Company nor any of its Subsidiaries, as the case may be, has collaterally assigned or granted any other security interest in such Company Lease or any interest therein.

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(c)            The Company and each of its Subsidiaries has good and valid leasehold interest to all Company Material Leased Real Property, free and clear of all Liens of any nature whatsoever, except (i) Liens for current Taxes, payments of which are not yet delinquent or are being disputed in good faith, (ii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, or (iii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, and liens, encumbrances and defects in title, that in each case do not materially detract from the value or use of the property subject thereto.

(d)           Except as set forth in Section 4.16(d) of the Company Disclosure Schedule, the present use of the land, buildings, structures and improvements on the Company Owned Real Property and Company Material Leased Real Property are, in all material respects, in conformity with all Laws, including all applicable zoning Laws, ordinances and regulations and with all registered deeds or other restrictions of record, and neither the Company nor any of its Subsidiaries, as the case may be, has received any written notice of material violation thereof. Neither the Company nor any of its Subsidiaries, as the case may be, has received any written notice of any material conflict or dispute with any regulatory authority or other Person relating to any Company Owned Real Property and Company Material Leased Real Property or the activities thereon, other than where there is no current or reasonably likely material interference with the operations at the Company Owned Real Property and Company Material Leased Real Property as presently conducted (or as would be conducted at full capacity).

(e)            Neither the Company nor any of its Subsidiaries, as the case may be, has received any notice from any insurance company of any material defects or inadequacies in the Company Owned Real Property and Company Material Leased Real Property or any part thereof, which would materially and adversely affect the insurability of the same or of any termination or threatened (in writing) termination of any policy of insurance relating to any such Company Owned Real Property and Company Material Leased Real Property.

Section 4.17        Insurance. Section 4.17 of the Company Disclosure Schedule contains an accurate and complete list of all policies and programs of insurance providing coverage for the Company together with its Subsidiaries, including the name of the insurer, type of insurance or coverage, and the amount of coverage and any retention or deductible of the Company or any Subsidiary. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth in Section 4.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries maintains any material self-insurance or co-insurance programs. Neither the Company nor any of its Subsidiaries has any material disputed claim or claims with any insurance provider relating to any claim for insurance coverage under any policy or insurance maintained by the Company or any of its Subsidiaries. No notice of cancellation, termination or reduction in coverage has been received by the Company or any Subsidiary with respect to any policy listed in Section 4.17 of the Company Disclosure Schedule.

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Section 4.18        Assets. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, the Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their properties and assets, real and personal, used or held for use in their businesses located on their premises or shown on the consolidated balance sheet of the Company and its subsidiaries as of the Balance Sheet Date or acquired thereafter, free and clear of any Liens. As fee owners and operators of the Company Owned Real Property, except as disclosed in Section 4.18 of the Company Disclosure Schedule, the Company and its Subsidiaries hold indefeasible rights of access to common rail service lines from the Company Owned Real Property as necessary for the operation of the Company Owned Real Property in the normal course of business consistent with past use and practice. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, the Company’s and each of its Subsidiary’s buildings, equipment and other tangible assets are in good operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of their respective businesses, consistent with past use and practice. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, the buildings, Plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, consistent with past use and practice. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, the buildings, Plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company or its Subsidiaries, together with all other properties and assets of the Company and its Subsidiaries, are sufficient for the conduct of the Company’s business as of the date hereof in substantially the same manner as conducted prior to the date hereof and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted as of the date hereof.

Section 4.19        Business Relationships. The Company has made available to Parent in the Dataroom the top ten (10) suppliers (based on current fiscal year expenditures) of products or services and the top ten (10) customers (based on current fiscal year revenues) of the Company and its Subsidiaries (on a consolidated basis). Since the Balance Sheet Date, to the Knowledge of the Company, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any such customer or supplier or any change or development that is reasonably likely to give rise to any such material adverse change, and neither the Company nor any of its Subsidiaries has received any written or oral communication or notice from any such customer or supplier to the effect that, or otherwise has Knowledge that, any such customer or supplier (a) has changed, modified, amended or reduced, or is reasonably likely to change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner that is, or is reasonably likely to be, materially adverse to the Company or any of its Subsidiaries, or (b) will fail to perform, or is reasonably likely to fail to perform, its obligations under any Contract with the Company or any of its Subsidiaries in any manner that is, or is reasonably likely to be, materially adverse to business and operations of the Company or any of its Subsidiaries.

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Section 4.20        Related Party Transactions.

(a)            Except as set forth on Section 4.20 of the Disclosure Schedule, no director, officer, partner, “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (or, with respect to clause (a) of this sentence, to the Knowledge of the Company, its employees) (collectively, “Affiliated Persons”): (i) has borrowed any monies from or has outstanding any Indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (x) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (y) engaged in a business related to the business of the Company or any of its Subsidiaries, (iii) participating in any transaction to which the Company or any of its Subsidiaries is a party, (iv) otherwise a party to any Contract, arrangement or understanding with the Company or any of its Subsidiaries, or (v) to the Knowledge of the Company, no Affiliated Person has any claim against the Company or any of its Subsidiaries, other than claims arising in the ordinary course of business for wages owed and employment benefits accrued.

(b)           No Affiliated Person of the Company is a party to any Contract with any customer or supplier of the Company or any Subsidiary that affects in any material manner the business, financial condition or results of operation of the Company.

Section 4.21        Certain Business Practices. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state Law, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws and regulations.

Section 4.22        Opinion of Financial Advisor. The Company’s independent financial advisor (the “Company Financial Advisor”), has delivered to the Company Board its written opinion to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to holders of Company Shares electing to receive Parent Voting Common Stock. Subject to Section 6.6(c), a copy of that opinion has been delivered to Parent.

Section 4.23        Brokers and Finders. Except as set forth in Section 4.23 of the Company Disclosure Schedule, none of the Company or its Subsidiaries has entered into any Contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or any of its Subsidiaries to pay any investment banking fees, finder’s fees, or brokerage commissions in connection with the transactions contemplated hereby, other than fees payable to the Company Financial Advisor.

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Section 4.24        Takeover Laws. The Company has taken all action necessary to exempt this Agreement and the transactions contemplated hereby, including the Merger and the Company Stockholders Agreements, from the provisions of Section 203 of the DGCL. No other anti-takeover, “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar statute or regulation applies or purports to apply to this Agreement or the transactions contemplated hereby. The Company does not have any stockholder rights plan or “poison pill” in effect, including without limitation any agreement with a third party trust or fiduciary entity with respect thereto.

Section 4.25        Hedging. The Company has made available to Parent in the Dataroom a complete and correct list of all Hedging Transactions (including each outstanding commodity or financial hedging position) entered into by or assigned to the Company or its Subsidiaries or for the account of any of their respective customers as of the date of this Agreement (“Company Hedges”). All Company Hedges were entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counterparties believed at the time and still believed to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such material Company Hedges. The Company has duly performed all of its material obligations under the Company Hedges to the extent that such obligations to perform have accrued, and, to the Knowledge of the Company, there are no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.

Section 4.26        Diamond Switch. The rail track connecting the rail facilities of NELLC to the inner rail loop belonging to the Aurora West Facility along with the associated “diamond switch” crossing the outer rail loop, lie entirely on land owned by NELLC or Aventine Renewable Energy - Aurora West, LLC and were installed in compliance with all published rules and regulations, and to the Knowledge of the Company in compliance with any unpublished rules and regulations of the BNSF, and in compliance with all applicable Laws.

Section 4.27        Company Hybrid Equity Plan. The Company Hybrid Equity Plan has expired pursuant to its terms and the Company has no Liability thereunder.

Section 4.28        Books and Records. The minute books and stock record books of the Company and each of its Subsidiaries, all of which have been made available to Parent, are materially complete and correct. The minute books of the Company and each of its Subsidiaries contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, members, the board of directors, managers and any committees of the board of directors of the Company and its Subsidiaries, as applicable, and no meeting, or action taken by written consent, of any such stockholders, members, board of directors, managers or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company. The accounting, financial reporting , and business books and records of the Company and each of its Subsidiaries accurately and fairly reflect in all material respects the business and condition of the Company and its Subsidiaries and the transactions and the assets and liabilities of the Company and its Subsidiaries with respect thereto.

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Section 4.29        Information Supplied. The information supplied or to be supplied by the Company in writing expressly for inclusion in the Form S-4 will not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent in writing expressly for inclusion therein. The information supplied by the Company in writing expressly for inclusion in the Joint Proxy Statement/Prospectus will not, at the time the Joint Proxy Statement/Prospectus is first mailed to Parent stockholders and at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent in writing expressly for inclusion therein.

Section 4.30        No Additional Representations. Except for the representations and warranties contained in this Article IV, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent or any Parent Representative, or Merger Sub or their representatives in the Dataroom (other than information contained in the Dataroom that is specifically referred to in any of the representations and warranties contained in this Article IV) or management presentations in expectation of the transactions contemplated by this Agreement, including with respect to the completeness, accuracy or currency of any such information. The Company disclaims any other representations or warranties, whether made by the Company or any of its Subsidiaries or any other Person.

Article V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that except as set forth in the SEC Reports (including any documents, instruments or Contracts included as exhibits to the SEC Reports):

Section 5.1            Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease, license and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is qualified to transact business and, where applicable, is in good standing in each jurisdiction in which the properties owned, leased, licensed or operated by it or the nature of the business conducted by it makes such qualification necessary, except where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonable be expected to have a Parent Material Adverse Effect.

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Section 5.2            Capitalization.

(a)            The authorized capital stock of Parent consists of 300,000,000 shares of Parent Stock and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares are designated as Series A Cumulative Redeemable Convertible Preferred Stock (“Parent Series A Preferred Stock) and 1,580,790 shares are designated as Series B Cumulative Convertible Preferred Stock (“Parent Series B Preferred Stock”). As of December 30, 2014, (i) 24,504,534 shares of Parent Stock were issued and outstanding, (ii) no shares of Series A Preferred Stock were issued and outstanding, (iii) 926,942 shares of Series B preferred Stock were issued and outstanding, (iv) 634,641 shares of Parent Stock were reserved for issuance upon conversion of the Series B Preferred Stock, (v) 1,267,948 shares of Parent Stock were reserved for issuance upon exercise of outstanding options and warrants outstanding, and (vi) 724,288 shares of Parent Stock were reserved for issuance under the Parent Stock Plans (including shares of Parent Stock authorized and reserved for future issuance upon exercise of outstanding awards issued under the Parent Stock Plans). No shares of Parent Voting Common Stock are held in treasury. To the Knowledge of the Parent, as of the date hereof, no Person owns ten percent (10%) or more of the Company’s issued and outstanding shares of Parent Voting Common Stock (calculated based on the assumption that all securities convertible, exchangeable or exercisable into any capital stock or other equity securities of Parent, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a ten percent (10%) stockholder for purposes of federal securities laws).

(b)           Except as disclosed in Section 5.2(a) above, (i) none of Parent’s or any of its Subsidiaries’ outstanding capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Parent or any Subsidiary of Parent; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Parent or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Parent or any of its Subsidiaries is or may become bound to issue additional capital stock of Parent or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Parent or any of its Subsidiaries; (v) there are no agreements or arrangements under which Parent or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of Parent or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Parent or any of its Subsidiaries is or may become bound to redeem a security of Parent or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Merger Agreement or the issuance of the Parent Stock contemplated hereunder; (viii) neither Parent nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither Parent nor any of its Subsidiaries have any Liabilities or obligations required to be disclosed in the Parent SEC Documents which are not so disclosed in the Parent SEC Documents, other than those incurred in the ordinary course of Parent’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Parent Material Adverse Effect.

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Section 5.3            Subsidiaries.

(a)            Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease, license and operate its assets and properties and to carry on its business as it is now being conducted, and each Subsidiary of Parent is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased, licensed or operated by it or the nature of the business conducted by it makes such qualification necessary, except where such failure to be so duly approved, qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)           All of the outstanding shares of capital stock or other equity interests of each Subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Parent. There are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting or transfer of any shares of capital stock or other equity interests of any Subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement.

Section 5.4            Authority; Non-Contravention; Approvals.

(a)            Parent and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and, subject to obtaining the Required Parent Stockholder Vote, to consummate the Merger and the other transactions contemplated by this Agreement. Subject to obtaining the Required Parent Stockholder Vote, the execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement other than (i) the filing and recordation of the Certificate of Merger as required by the DGCL, (ii) obtaining the Required Parent Stockholder Vote, (iii) approval of this Agreement by Parent as the sole stockholder of Merger Sub and (iv) the Parent Required Statutory Approvals. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law). Promptly following the execution of this Agreement by the parties hereto, Parent shall, by consent in lieu of a meeting, approve and adopt this Agreement and the transactions contemplated hereby in its capacity as the sole stockholder of Merger Sub, which consent shall be delivered to the Company.

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(b)           The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby does not and will not violate, conflict with, give rise to the right to modify or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or require any offer to purchase or any prepayment of any debt, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective certificate of incorporation or bylaws or similar governing documents of Parent or any of its Subsidiaries, (ii) any statute, Law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Entity applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, subject to obtaining the Parent Required Statutory Approvals, or (iii) any Parent Permit or Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, other than, in the case of (ii) and (iii) above, such violations, conflicts, rights to modify, breaches, defaults, terminations, accelerations or creations of Liens, security interests or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(c)            Except for (i) the filings by Parent or Merger Sub required by the HSR Act (ii) the applicable requirements of the Exchange Act and the Securities Act, (iii) the filing of the Certificate of Merger and appropriate merger documents as required by the DGCL, (iv) the filing of the Joint Proxy Statement/Prospectus and the Registration Statement, and the effectiveness of the Registration Statement, and (v) any required filings under the rules and regulations of NASDAQ (the filings and approvals referred to in clauses (i) through (v) collectively, the “Parent Required Statutory Approvals”), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as applicable, of the Merger or the other transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

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Section 5.5            Reports and Financial Statements.

(a)            Since January 1, 2013, Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of NASDAQ and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Documents, and none of the Parent SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the Parent SEC Documents (the “Parent Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). Parent is not currently contemplating to amend or restate any of the Parent Financial Statements (including without limitation, any notes or any letter of the independent accountants of Parent with respect thereto) included in the Parent SEC Documents, nor is Parent currently aware of facts or circumstances which would require Parent to amend or restate any of the Parent Financial Statements, in each case, in order for any of the Parent Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. Parent has not been informed by its independent accountants that they recommend that Parent amend or restate any of the Parent Financial Statements or that there is any need for Parent to amend or restate any of the Parent Financial Statements.

(b)           Parent is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(c)            Each of Parent and its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

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Section 5.6            Absence of Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any Liabilities (whether accrued, absolute, contingent or otherwise), except Liabilities: (a) as and to the extent set forth on the audited consolidated balance sheet of Parent and its Subsidiaries as of the Balance Sheet Date; or (b) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not have a Parent Material Adverse Effect. Since the Balance Sheet Date, Parent has collected its accounts receivable and paid its accounts payable in the ordinary course of business consistent with past practice. No material event or development has occurred with respect to Parent, any of its Subsidiaries or any of their respective businesses, properties, prospects, operations (including results thereof) or condition (financial or otherwise), since the filing of Parent’s Form 10-Q for the three and nine months ended September 30, 2014 through the date hereof, that would be required to be disclosed by Parent under applicable securities Laws on a registration statement on Form S-1 filed with the SEC on the date hereof relating to an issuance of securities or would be reasonably likely to have a Parent Material Adverse Effect.

Section 5.7            Litigation. There is no Proceeding pending, or, to the Knowledge of Parent, threatened, against Parent, any of its Subsidiaries or any of their respective directors, managers or officers (in their capacities as such or relating to their employment, services or relationship with Parent or any of its Subsidiaries) or that would materially relate to or affect Parent and Merger Sub or any of its Subsidiaries, before any court or other Governmental Entity or any arbitrator which would reasonably be expected to individually or in the aggregate, have a Parent Material Adverse Effect. To the Knowledge of Parent, neither Parent nor any Subsidiary has committed a violation of any judgment, decree, injunction or order of any Governmental Entity applicable to the Company or any Subsidiary or any of their respective properties or assets. Since January 1, 2013, there has not been any internal investigations or inquiries conducted by Parent, the Parent Board (or any committee thereof) or any other Person at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. Neither Parent nor its Subsidiaries, nor, to the Knowledge of Parent, any of the directors, managers or officers of Parent or any of its Subsidiaries (in their capacities as such or relating to their employment, services or relationship with Parent or any of its Subsidiaries as applicable) is subject to any judgment, decree, injunction or order of any Governmental Entity. Neither Parent nor its Subsidiaries has any action, suit, proceeding, claim, mediation, arbitration or investigation pending against any other Person.

Section 5.8            Absence of Certain Changes or Events. Since September 30, 2014, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries. Since September 30, 2014, neither Parent nor any of its Subsidiaries has (i) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (ii) through the date hereof made any material capital expenditures, individually or in the aggregate. Parent nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Parent or any of its Subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

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Section 5.9            Compliance with Applicable Law; Permits.

(a)            Parent and its Subsidiaries hold all material authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including, without limitation, all those that may be required by Governmental Entities engaged in the regulation of Parent’s products) which are required for Parent and its Subsidiaries to own, lease, license and operate their properties and other assets and to carry on their respective business in the manner described in the Parent SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the “Parent Permits”), and all Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Parent Permits would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)           Parent and its Subsidiaries are, and have been at all times, in compliance with the terms of the Parent Permits and all applicable Laws relating to Parent and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Parent Permits or such applicable Law would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any written notification from any Governmental Entity (i) asserting that Parent or any of its Subsidiaries is not in compliance with any Law or Parent Permit, or (ii) threatening to revoke any Parent Permit.

Section 5.10        Taxes.

(a)            Each of Parent and its Subsidiaries has (i) duly and timely filed with the appropriate Governmental Entity all Tax Returns required to be filed by it (taking into account any applicable extensions), and all such Tax Returns are true, correct and complete in all material respects and prepared in compliance with all applicable Laws and (ii) timely paid all Taxes due and owing (whether or not shown due on any Tax Returns). Neither Parent nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Entity in a jurisdiction where Parent and its Subsidiaries do not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither Parent nor any of its Subsidiaries has commenced activities in any jurisdiction which will result in an initial filing of a Tax Return with respect to Taxes imposed by a Governmental Entity that it had not previously been required to file in the immediately preceding taxable period.

(b)           The unpaid Taxes of Parent and its Subsidiaries did not, as of September 30, 2014, materially exceed the reserve for Tax Liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in the Financial Statements. Since September 30, 2014, neither Parent nor any of its Subsidiaries has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

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(c)            There are no Liens for Taxes upon any property or asset of Parent or any Subsidiary thereof, except for Liens for current Taxes the payment of which is not yet delinquent, or for Taxes contested in good faith through appropriate proceedings and reserved against in accordance with GAAP.

(d)           No material deficiencies for Taxes with respect to any of Parent and its Subsidiaries have been set forth or claimed in writing, or proposed or assessed by a Governmental Entity. There are no pending or, to the Knowledge of Parent, proposed or threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to any of Parent and its Subsidiaries; provided, however, that Parent’s Subsidiary, Pacific Ethanol Madera LLC, is currently under audit for tax years 2011 through 2014 in respect of property taxes. No material issues relating to Taxes of the Company or any Subsidiary of the Company were raised by the relevant Governmental Entity in any completed audit or examination that would reasonably be expected to recur in a later taxable period. There are no examination reports or statements of deficiencies assessed against or agreed to by any of Parent and its Subsidiaries or any predecessor, with respect to Taxes. None of Parent, any of its Subsidiaries or any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or has made any request in writing for any such extension or waiver.

(e)            Each of Parent and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Tax Returns (including without limitation all IRS Forms W-2 and 1099) required with respect thereto have been properly completed and timely filed with, and supplied to, the appropriate parties.

(f)            Except for any such customary agreements with customers, vendors, lenders, lessors or the like entered into in the ordinary course of business (each of which is not specifically entered into to address Taxes), neither Parent nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing, allocation or indemnification agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

(g)           Except for the affiliated group of which Parent is the common parent, each of Parent and its Subsidiaries is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return. Neither Parent nor any of its Subsidiaries is liable for the Taxes of any Person (including an individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Entity) other than Parent and its Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract, or (iv) otherwise.

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(h)           Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(i)             Neither Parent nor any of its Subsidiaries has taken any action, failed to take any action, or knows of any fact that would be reasonably expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(j)             Neither Parent nor any of its Subsidiaries has been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1) (other than such transactions that have been properly reported) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.

(k)           Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the preceding five (5) years.

(l)             Neither Parent nor any of its Subsidiaries has requested or received any ruling from any Governmental Entity, or signed any binding agreement with any Governmental Entity (including, without limitation, any advance pricing agreement) that would affect any amount of Tax payable after the Closing Date and has not made any request for issuance of a ruling from a Governmental Entity on behalf of Parent or any of its Subsidiaries (regardless of whether the requested ruling is still pending or withdrawn).

(m)          Parent has provided to the Company its good faith estimate of the amount of any net operating loss and net capital loss available for use by Parent or any of its Subsidiaries, which Tax attributes of Parent are limited in their use under Sections 382 of the Code (and similar provisions of state, local or foreign Tax Law).

Section 5.11        Environmental Matters. Parent and its Subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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Section 5.12        Contracts. The Exhibit Index to Parent’s Annual Report on Form 10-K for the year ended December 31, 2013 or the Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequent to such Form 10-K list each Contract that would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K in such reports (each, a “Parent Material Contract”). Neither Parent nor any Subsidiary of Parent is in breach or violation of or default in any material respect under the terms of any Parent Material Contract and, to the Knowledge of Parent, no other party to any Parent Material Contract is in breach or violation of or default in any material respect under the terms of any Parent Material Contract and, to the Knowledge of Parent, no event has occurred or not occurred through Parent’s or any of its Subsidiaries’ action or inaction or, to Parent’s Knowledge, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach or violation of or default under the terms of any Parent Material Contract, in each case except as has not had and would not reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, each Parent Material Contract (i) is a valid and binding obligation of Parent or the Subsidiary of Parent that is party thereto and of each other party thereto and (ii) is in full force and effect except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law). There are no disputes pending or, to Parent’s Knowledge, threatened with respect to any Parent Material Contract and neither Parent nor any of its Subsidiaries has received any written notice of the intention of any other party to a Parent Material Contract to terminate for default, convenience or otherwise any Parent Material Contract, nor to the Parent’s Knowledge, is any such party threatening to do so, in each case except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.13        Business Relationships. Parent has made available to the Company the top ten (10) suppliers (based on current fiscal year expenditures) of products or services and the top ten (10) customers (based on current fiscal year revenues) of Parent and Parent’s Subsidiaries (on a consolidated basis). Since the Balance Sheet Date, to the Knowledge of Parent, there has not been any material adverse change in the business relationship of Parent or any of Parent’s Subsidiaries with any such customer or supplier or any change or development that is reasonably likely to give rise to any such material adverse change, and neither Parent nor any of Parent’s Subsidiaries has received any written or oral communication or notice from any such customer or supplier to the effect that, or otherwise has Knowledge that, any such customer or supplier (a) has changed, modified, amended or reduced, or is reasonably likely to change, modify, amend or reduce its business relationship with Parent or any of Parent’s Subsidiaries in a manner that is, or is reasonably likely to be materially adverse to Parent or any of Parent’s Subsidiaries, or (b) will fail to perform, or is reasonably likely to fail to perform, its obligations under any Contract with Parent or any of Parent’s Subsidiaries in any manner that is, or is reasonably likely to be materially adverse to the business and operations of Parent or any of Parent’s Subsidiaries.

Section 5.14        Transactions with Affiliates. None of the officers, directors, employees or Affiliates of Parent or any of its Subsidiaries is presently a party to any transaction with Parent or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the Knowledge of Parent or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee, affiliate or partner.

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Section 5.15        Certain Business Practices.

(a)            Neither Parent nor its Subsidiaries, nor any of their directors, managers, officers, or to the Knowledge of Parent their employees, agents or any other person acting for or on behalf of Parent or any of its Subsidiaries, directly or indirectly, (i) violated the Foreign Corrupt Practices Act of 1977, as amended, or violated any similar Law; or (ii) made any unlawful bribe, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Parent or any of its Subsidiaries. Neither Parent nor its Subsidiaries, nor, any of their directors, officers, or, to the Knowledge of Parent their employees, agents, or any other person acting for or on behalf of Parent or its Subsidiaries is the subject of any current, pending or threatened investigation, inquiry or enforcement proceedings for violations of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law in any country in which Parent or its Subsidiaries does business.

(b)           None of Parent or any Subsidiary of Parent nor, to the Knowledge of Parent, any director, officer, employee, auditor, accountant or representative of Parent or any Subsidiary of Parent, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Parent or any Subsidiary of Parent or any material complaint, allegation, assertion or claim from employees of Parent or any Subsidiary of Parent regarding questionable accounting or auditing matters with respect to Parent or any Subsidiary of Parent, and to the Knowledge of Parent, no attorney representing Parent or any Subsidiary Parent, whether or not employed by Parent or any Subsidiary of Parent, has reported evidence of any material violation of state or federal banking or securities Laws, breach or violation of fiduciary duty or similar violation, by Parent, any Subsidiary of Parent or any of their respective officers, directors, managers, employees or agents to the Board of Directors of Parent or any committee thereof, or to the general counsel or chief executive officer of Parent.

(c)            Without limiting the generality of the foregoing, Parent is not in violation of any of the rules, regulations or requirements of NASDAQ and has no Knowledge of any facts or circumstances that would reasonably be expected to lead to delisting or suspension of the Parent Voting Common Stock by the rules and regulations of NASDAQ. During the two years prior to the date hereof, (i) the Parent Voting Common Stock has been listed or designated for quotation on NASDAQ; (ii) trading in the Parent Voting Common Stock has not been suspended by the SEC or NASDAQ; and (iii) Parent has received no communication, written or oral, from the SEC or NASDAQ regarding the suspension or delisting of the Voting Parent Common Stock from NASDAQ.

Section 5.16        Opinion of Financial Advisor. Parent’s financial advisor, Craig-Hallum Capital Group LLC (the “Parent Financial Advisor”), has delivered to the Parent Board its written opinion to the effect that, as of the date of such opinion, the Merger is fair, from a financial point of view, to the stockholders of Parent. A copy of that opinion has been delivered to the Company.

Section 5.17        Brokers and Finders. Parent has not entered into any Contract, arrangement or understanding with any Person or firm which may result in the obligation of Parent to pay any investment banking fees, finder’s fees, or brokerage commissions in connection with the transactions contemplated hereby, other than fees payable to the Parent Financial Advisor.

Section 5.18        Indebtedness. Neither Parent nor any of its Subsidiaries has any outstanding material Indebtedness.

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Section 5.19        Intellectual Property Rights. Parent and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (the “Parent Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Parent has no Knowledge of any infringement of the Parent Intellectual Property Rights by others. There is no claim, action or proceeding pending, or to the Knowledge of Parent, threatened, against Parent or any of its Subsidiaries regarding the Parent Intellectual Property Rights. To the Knowledge of Parent, there are no facts or circumstances which could reasonably be expected to give rise to any of the foregoing infringements or Proceedings. Parent and each of its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all material Parent Intellectual Property Rights.

Section 5.20        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Parent or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by Parent in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Parent Material Adverse Effect.

Section 5.21        Manipulation of Price. Neither Parent nor any of its Subsidiaries has, and, to the Knowledge of Parent, no Person acting on their behalf has, directly or indirectly, (a) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of Parent or any of its Subsidiaries to facilitate the sale or resale of any of the Parent Voting Common Stock, (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Parent Voting Common Stock, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Parent or any of its Subsidiaries.

Section 5.22        No Additional Agreements. Except with respect to the Parent Stockholders Agreement, Parent does not have any agreement or understanding with the Company or its Affiliates or stockholders with respect to the transactions contemplated hereunder other than as specified in this Agreement.

Section 5.23        Parent Stock. At the Closing, Parent shall have sufficient authorized but unissued shares of Parent Stock to consummate the Merger.

Section 5.24        Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Parent formed solely for the purpose of effecting the Merger, and has conducted no other material activity and has incurred no other material Liability or obligation other than as contemplated by this Agreement.

Section 5.25        Insurance. Parent and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Parent believes to be prudent and customary in the businesses in which the Parent and its Subsidiaries are engaged. Neither Parent nor any such Subsidiary has since January 1, 2013 been refused any insurance coverage sought or applied for, and neither Parent nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Parent Material Adverse Effect.

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Section 5.26        Employee Relations. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of Parent or any of its Subsidiaries has notified Parent or any such Subsidiary that such officer intends to leave Parent or any such Subsidiary or otherwise terminate such officer’s employment with Parent or any such Subsidiary. No executive officer or other key employee of Parent or any of its Subsidiaries is, or is now expected by Parent to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) will, to the Knowledge of Parent, not subject Parent or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Parent and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.27        Information Supplied. The information supplied or to be supplied by Parent in writing expressly for inclusion in the Form S-4 will not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion therein. The information supplied by Parent in writing expressly for inclusion in the Joint Proxy Statement/Prospectus will not, at the time the Joint Proxy Statement/Prospectus is first mailed to the Company stockholders and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion therein.

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Section 5.28        No Additional Representations. Except for the representations and warranties contained in this Article V, the Company acknowledges that none of Parent, Merger Sub nor any other Person on behalf of either Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company (other than information provided to the Company specifically referred to in any of the representations and warranties contained in this Article V), including any information, documents, projections, forecasts or other material made available to the Company or any Company Representative or management presentations in expectation of the transactions contemplated by this Agreement, including with respect to the completeness, accuracy or currency of any such information. Parent and Merger Sub disclaim any other representations or warranties, whether made by Parent or Merger Sub or any other Person.

Article VI

COVENANTS

Section 6.1            Conduct of Business by the Company Pending the Closing. From the Execution Date through the Effective Time, except as expressly contemplated by the terms of this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course of business consistent with past practice in all material respects and in compliance in all material respects with all applicable Laws, (ii) use commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers, employees and independent contractors, and preserve the goodwill and business relationships with customers, suppliers, licensors, licensees and others having business relationships with them and (iii) not take any action which would adversely affect or delay in any material respect the ability of either Parent or the Company to obtain any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby. In addition, and without limiting the generality of the foregoing, from the Execution Date through the Effective Time, except as expressly contemplated by the terms of this Agreement, as required by applicable Law and except as set forth in Section 6.1 of the Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following outside of the ordinary course of business consistent with past practices without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)            (i) amend or propose to amend the certificate of incorporation or bylaws or similar governing documents of the Company or any of its Subsidiaries, (ii) split, combine or reclassify their outstanding capital stock or issue or authorize the issuance of any other security in respect or, in lieu of, or in substitution for, shares of its capital stock, (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, (iv) create any Subsidiary or alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries, or (v) enter into any agreement with respect to the voting of its capital stock or other securities held by the Company or any of its Subsidiaries;

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(b)           issue, sell, pledge, dispose of, grant, encumber, or agree to issue, sell, pledge, dispose of, grant or encumber any shares of any class of capital stock of the Company or any of its Subsidiaries, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue Company Shares upon exercise of Company Stock Options and Company Warrants outstanding on the date hereof in accordance with their present terms;

(c)            (i)  issue any debt securities, incur, guarantee or otherwise become contingently liable with respect to any indebtedness for borrowed money or enter into any arrangement having the economic effect of any of the foregoing, (ii) make any loans, advances or capital contributions to, or investments in, any Person, or (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, or the capital stock of its Subsidiaries, or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, or the capital stock of its Subsidiaries;

(d)           (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of business consistent with past practice, or (ii) authorize, make or agree to make any new capital expenditure or expenditures, or enter into any Contract or arrangement that reasonably may result in payments by or Liabilities of the Company, in excess of $1,000,000 individually or $5,000,00 in the aggregate in any twelve (12) month period that is not set forth in the capital expenditure budget;

(e)            sell, pledge, assign, dispose of, transfer, lease, securitize, or encumber any businesses, properties or assets of the Company or its Subsidiaries;

(f)            except as required by any Company Benefit Plan or Company Contract existing on the date hereof, (i) increase the compensation payable or to become payable (including bonus grants) or increase or accelerate the vesting of the benefits provided to its directors, officers or employees or other service providers, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not directors or executive officers of the Company, (ii) grant any severance or termination pay or benefits to, or enter into any employment, severance, retention, change in control, consulting or termination agreement with, any director, officer or other employee or other service providers of the Company or of any of the Company’s Subsidiary, (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee or other service providers, or (iv) pay or make, or agree to pay or make, any accrual or arrangement for payment of any pension, retirement allowance, or any other employee benefit;

(g)           knowingly violate or knowingly fail to perform any obligation or duty imposed upon it by any applicable federal, state, local or foreign Law, rule, regulation, guideline or ordinance, or under any order, settlement agreement or judgment;

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(h)           announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or any of its Subsidiaries;

(i)             make any change to accounting policies or procedures, other than actions required to be taken by GAAP;

(j)             prepare or file any Tax Return inconsistent with past practice or, on any Tax Return, take any position, make any election, or adopt any method inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

(k)            except for immaterial elections or changes, make or change any express or deemed election related to Taxes, change an annual accounting period, adopt or change any method of accounting, file an amended Tax Return, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax Proceedings relating to the Company or any of its Subsidiaries;

(l)             except as would not reasonably be expected to be materially adverse to the Company and its Subsidiaries taken as a whole, commence any litigation or Proceedings with respect to Taxes, settle or compromise any Proceedings with respect to Taxes;

(m)           (i) enter into a new line of business which is material to the Company and its Subsidiaries taken as a whole or (ii) open or close any facility or office of the Company or any of its Subsidiaries;

(n)            pay, discharge or satisfy any claims, Liabilities or obligations (whether or not absolute, accrued, asserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of Liabilities adequately reflected or reserved against in, the most recent financial statements (or the notes thereto) of the Company;

(o)            amend, modify or consent to the termination of any Company Material Contract, or amend, waive, modify or consent to the termination of the Company’s or any of its Subsidiary’s rights thereunder;

(p)           enter into, amend, modify, permit to lapse any rights under, or terminate (i) any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology or which restricts the Company or any of its Subsidiary or, upon completion of the Merger or any other transaction contemplated hereby, Parent or any of its Subsidiaries, from engaging or competing in any line of business or in any location, (ii) any agreement or Contract with any customer, supplier, sales representative, agent or distributor, other than in the ordinary course of business and consistent with past practice; (iii) arrangement with Persons that are Affiliates or are executive officers or directors of the Company, or (iv) any material rights or claims with respect to any confidentiality or standstill agreement to which the Company is a party and which relates to a business combination or other similar extraordinary transaction, in each case, that would reasonably be expected to, individually or in the aggregate, materially affect the business or operations of the Company;

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(q)           terminate, cancel, amend or modify any material insurance coverage policy maintained by Company or any of its Subsidiaries which is not promptly replaced by a comparable amount of insurance coverage;

(r)             commence, waive, release, assign, settle or compromise any material claims, or any material litigation, Proceeding or arbitration including, without limitation, the Aurora Coop Litigation;

(s)            except as the Company Board determines in good faith is necessary to comply with its fiduciary duties, take any action to (i) render inapplicable, or to exempt any third Person from, the provisions of Section 203 of the DGCL, or any other state takeover or similar Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) adopt or implement any stockholder rights agreement or plan; or

(t)             authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing.

Section 6.2            Conduct of Business by Parent Pending the Closing. From the Execution Date until the Effective Time, unless the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld, or except as otherwise expressly permitted by or provided for in this Agreement, Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable Laws and use reasonable best efforts to preserve intact their respective business organizations and goodwill. In addition to and without limiting the generality of the foregoing, except as otherwise expressly permitted by or provided for in this Agreement, from the date hereof until the Effective Time, without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed, Parent shall not, and shall not permit any of its Subsidiaries to, do any of the following outside the ordinary course of business consistent with past practices:

(a)            adopt or propose any material change in its certificate of incorporation or bylaws, except for such amendments (i) required by any applicable Law or the rules and regulations of the SEC or NASDAQ, (ii) as contemplated by the Amended Certificate of Incorporation, or (iii) that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(b)           sell, lease, pledge, or otherwise dispose of or encumber any properties or assets of Parent or its Subsidiaries, except for (i) the sale of inventory in the ordinary course of business and (ii) other transactions which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(c)            authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; (i) amend or propose to amend the certificate of incorporation or bylaws or similar governing documents of Parent or any of its Subsidiaries, (ii) split, combine or reclassify their outstanding capital stock or issue or authorize the issuance of any other security in respect or, in lieu of, or in substitution for, shares of its capital stock, (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, other than the payment of any dividend on shares of Parent Series B Preferred Stock (iv) create any Subsidiary or alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Parent or any of its Subsidiaries, or (v) enter into any agreement with respect to the voting of its capital stock or other securities held by Parent or any of its Subsidiaries;

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(d)           issue, sell, pledge, dispose of, grant, encumber, or agree to issue, sell, pledge, dispose of, grant or encumber any shares of any class of capital stock of Parent or any of its Subsidiaries, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Parent may issue Parent Stock upon exercise or conversion, as applicable, of Parent Stock Options, Parent Warrants or Parent Series B Preferred Stock outstanding on the date hereof in accordance with their present terms;

(e)            (i) issue any debt securities, incur, guarantee or otherwise become contingently liable with respect to any indebtedness for borrowed money or enter into any arrangement having the economic effect of any of the foregoing, (ii) make any loans, advances or capital contributions to, or investments in, any Person, or (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, or the capital stock of its Subsidiaries, or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, or the capital stock of its Subsidiaries; and

(f)            sell, pledge, assign, dispose of, transfer, lease, securitize, or encumber any businesses, properties or assets of Parent or its Subsidiaries.

Section 6.3            Access to Information; Confidentiality.

(a)            Each of Parent and the Company shall afford to each other’s officers, employees, accountants, counsel, financial advisors, and other representatives, reasonable access (subject to applicable Laws regarding the sharing of such information), during normal business hours, and upon reasonable prior notice, during the period from the Execution Date through the Effective Time or the termination of this Agreement, to its properties, books and records, contracts, commitments and personnel in a manner commensurate with due diligence conducted by any Party prior to the date hereof. Any investigation conducted pursuant to the access contemplated by this Section 6.3(a) shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Parties or their respective Subsidiaries, as the case may be, or create a risk of damage or destruction to any property or assets of the Parties or their respective Subsidiaries. During such period, the Company and Parent shall furnish or make available promptly to each other (except as otherwise available on EDGAR) (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws; and (ii) all other information concerning its business, properties, assets and personnel as the other may reasonably request. Notwithstanding the foregoing, Parent and the Company may restrict or otherwise prohibit access to any documents or information to the extent that access to such documents or information would risk waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information. Except as otherwise required by applicable Law, all information obtained by Parent and the Company, and their respective Subsidiaries, pursuant to this Section 6.3(a) shall be kept confidential in accordance with the confidentiality agreement, dated November 18, 2014, by and between Parent and the Company (the “Confidentiality Agreement”) or any other similar agreement among the Parties.

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(b)           The Company shall consult with Parent regarding its business in a prompt manner and on a regular basis. In addition, the Company and its officers and employees shall reasonably cooperate with Parent in, and shall permit Parent to participate in any discussions or negotiations relating to, the execution or amendment of any Company Material Contract.

(c)            No information or knowledge obtained in any investigation pursuant to this Section 6.3 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

Section 6.4            Employee Matters. Promptly following the Execution Date, the Company and Parent shall reasonably cooperate to develop communication to the employees of the Company and its Subsidiaries concerning the Merger, including responses to anticipated employee questions and concerns.

Section 6.5            BNSF Matters. The Company shall use commercially reasonable efforts to complete all necessary arrangements, including engineering, design and contracting with the BNSF as promptly as practicable, in order to establish a connection from the rail facilities of NELLC to the inner rail loop track belonging to the Aurora West Facility along with the associated “diamond switch” crossing the outer rail loop, which lie entirely on land owned by NELLC or Aventine Renewable Energy – Aurora West, LLC such that the Aurora West Facility will be able to ship ethanol by rail in unit trains and single cars.

Section 6.6            Joint Proxy Statement/Prospectus; Registration Statement.

(a)            Parent and the Company shall each use their reasonable best efforts to jointly prepare and file with the SEC the Joint Proxy Statement/Prospectus and the Registration Statement within twenty (20) Business Days following the Execution Date. Each of Parent and The Company shall provide as promptly as practicable to the other such information concerning its business affairs and Financial Statements as, in the reasonable judgment of the providing Party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, shall cause its counsel to cooperate with the other Party’s counsel in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement and shall request the cooperation of such Party’s auditors in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. Each of Parent and the Company shall respond to any comments of the SEC and shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings, and each of Parent and the Company will provide the other with a reasonable opportunity to review and comment (which comments will be considered by the other Party in good faith) on any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement prior to the filing thereof with the SEC. The Company and Parent shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective under the Securities Act. Each of Parent and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any filing pursuant to this Section 6.6(a) or for additional information and shall supply the other with copies of all correspondence between such Party or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Merger or any filing pursuant to Section 6.6(b). Each of Parent and the Company shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.6(a) to comply as to form and substance as to such Party in all material respects with all applicable Laws.

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(b)           If, at any time prior to the Effective Time, any information is discovered or any event occurs with respect to Parent, the Company or any of their respective Subsidiaries, or any change occurs with respect to the other information included in the Registration Statement or the Joint Proxy Statement/Prospectus which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Joint Proxy Statement/Prospectus so that such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (i) the Party learning of such information shall notify the other Parties as promptly as practicable of such event, and Parent and the Company shall as promptly as practicable file with the SEC any necessary amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, respectively, and (ii) Parent and the Company shall (A) use their reasonable best efforts to have such amendment or supplement cleared for mailing as soon as practicable and (B) as required by applicable Law, disseminate the information contained in such amendment or supplement to holders of Company Shares and Parent Shares; provided, however, that no amendment or supplement will be filed and no such information shall be otherwise disseminated without prior consultation between Parent and the Company and providing Parent and the Company with a reasonable opportunity to review and comment on such amendment or supplement.

(c)            The Company shall provide Parent on a confidential, non-reliance basis for informational purposes only, a copy of the fairness opinion from the Company Financial Advisor stating that the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares electing to receive Parent Voting Common Stock, as of the date of the fairness opinion; provided, that Parent has executed a non-reliance release letter reasonably acceptable to the Company Financial Advisor prior to the receipt of the fairness opinion, and Parent shall not disclose the fairness opinion, its contents or the identity of the Company Financial Advisor, including in the Joint Proxy Statement/Prospectus or the Registration Statement, except as required by applicable Law.

Section 6.7            Meetings of Stockholders; Board Recommendations.

(a)            The Company, acting through the Company Board, shall take all actions in accordance with the DGCL, the Company Certificate or Company Bylaws or similar governing documents of the Company and all applicable Laws to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within forty-five (45) days after the declaration of effectiveness of the Registration Statement, the Company Stockholders’ Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.13(b), (i) the Company Board shall recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company (the “Company Voting Proposal”) and include such recommendation in the Joint Proxy Statement/Prospectus, (ii) neither the Company Board nor any committee thereof shall effect a Change in Recommendation and (iii) the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action reasonably necessary or advisable to secure the Required Company Stockholder Vote. Without limiting the generality of the foregoing, (x) the Company agrees that its obligation to duly call, give notice of, convene and hold a meeting of the holders of Company Shares, as required by this Section 6.7(a), shall not be affected by the withdrawal, amendment or modification of the recommendation by the Company Board or committee thereof, including a Change in Recommendation, pursuant to the provisions contained in Section 6.12(b), (y) the Company agrees that its obligations pursuant to this Section 6.7(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal and (z) notwithstanding any Change in Recommendation, unless this Agreement is validly terminated pursuant to, and in accordance with, Article VIII, this Agreement shall be submitted to the holders of the Company’s Common Stock for the purpose of obtaining the Required Company Stockholder Vote.

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(b)           Parent, acting through the Parent Board, shall take all actions in accordance with the DGCL, the certificate of incorporation or bylaws or similar governing documents of Parent and all applicable Laws to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within forty-five (45) days after the declaration of effectiveness of the Registration Statement, the Parent Stockholders’ Meeting for the purpose of considering and voting upon the issuance of Parent Stock in the Merger, the amendment to Parent’s Amended Certificate of Incorporation to authorize a class of Parent Non-Voting Common Stock and securing the Special Series B Approval (the “Parent Voting Proposals”). The Parent Board shall recommend approval of the Parent Voting Proposals by the holders of Parent Stock and include such recommendation in the Parent’s Proxy Statement. Neither the Parent Board nor any committee thereof shall withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify in any manner adverse to the Company the recommendation of the Parent Board that the Parent’s stockholders vote in favor of the Parent Voting Proposals. Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Parent Voting Proposals and shall take all other action reasonably necessary or advisable to secure the Required Parent Stockholder Vote.

(c)            Nothing contained in this Section 6.7 or otherwise contained in this Agreement shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act or making any disclosure to its stockholders in order to comply with the Company Board’s fiduciary duties to its stockholders under the DGCL.

(d)           Unless otherwise mutually agreed upon by the Parties, the Parties shall use reasonable best efforts to cause the respective record dates and meeting dates for the Company Stockholders’ Meeting and for the Parent Stockholders’ Meeting to be the same.

(e)            Except to the extent required by applicable Laws, the Company shall not (i) change the date specified in the Joint Proxy Statement/Prospectus for the Company Stockholders’ Meeting or (ii) postpone, delay or adjourn the Company Stockholders’ Meeting without the consent of Parent (not to be unreasonably withheld, delayed or conditioned), except, in each case, after consultation with Parent, (A) to the extent necessary (as determined in good faith by the Company Board following consultation with outside counsel) to ensure that any amendment or supplement to the Joint Proxy Statement/Prospectus required by applicable Laws is provided to the stockholders of the Company sufficiently in advance of the Company Stockholders’ Meeting; (B) if there are an insufficient number of shares of Company Shares represented in person or by proxy at the Company Stockholders’ Meeting to constitute a quorum or to adopt this Agreement, in which case the Company may adjourn the Company Stockholders’ Meeting and use its reasonable best efforts to obtain a quorum and the Required Company Stockholder Vote as promptly as practicable in the prevailing circumstances; or (C) to a date not less than five (5) Business Days after the expiration of any five-Business Day contemplated by Section 6.13(b)(ii)); and (D) to a date not less than five (5) Business Days after a Change in Recommendation effected pursuant to Section 6.13(b)(iii). Except to the extent required by applicable Law, Parent shall not (i) change the date specified in the Joint Proxy Statement/Prospectus for the Parent Stockholders’ Meeting or (ii) postpone, delay or adjourn the Parent Stockholders’ Meeting without the consent of the Company (not to be unreasonably withheld, delayed or conditioned) except, in each case, after consultation with the Company, (A) to the extent necessary to ensure that any amendment or supplement to the Joint Proxy Statement/Prospectus required by applicable Law is provided to the stockholders of Parent sufficiently in advance of the Parent Stockholders’ Meeting or (B) if there are an insufficient number of shares of Parent Stock represented in person or by proxy at the Parent Stockholders’ Meeting to constitute a quorum, in which case Parent may adjourn the Parent Stockholders’ Meeting and use its reasonable best efforts to obtain a quorum and the Required Parent Stockholder Vote as promptly as practicable in the prevailing circumstances.

Section 6.8            [Reserved].

Section 6.9            Public Announcements. Parent and the Company will provide each other a reasonable opportunity to review and make reasonable comment upon, any press release or other public statement with respect to this Agreement and the business combination contemplated hereby and, except as may be required by applicable Law or any listing agreement with, or regulation of, any securities exchange or market on which the Company Shares or the Parent Voting Common Stock, as applicable, are traded or listed, will not issue any such press release or make any such public statement prior to receiving the other Party’s consent (which shall not be unreasonably withheld or delayed); provided, however, that each of Parent and the Company may make (a) subject to Section 6.10(a), public disclosure reasonably required in the public SEC filings made by the respective Parties in connection with the transactions contemplated hereby and (b) public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous statements that have been mutually agreed upon by each of the Parties with respect to press releases, public disclosures or public statements.

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Section 6.10        Reasonable Best Efforts.

(a)            Prior to the Closing, the Company and Parent shall each use their reasonable best efforts to (i) take, or cause to be taken, all reasonable actions, and do, or cause to be done, all reasonable things necessary and proper under applicable Law to consummate and make effective the Merger as promptly as practicable, (ii) obtain from any Governmental Entity or any other third Person any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by such Party or any of their Subsidiaries in connection with the consummation of the Merger and the transactions contemplated hereby, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) any Antitrust Laws and any related governmental request thereunder, and (C) any other applicable Law. The Company and Parent shall cooperate with each other in connection with the making of all such filings (subject to applicable Law regarding the sharing of information), and the Company and Parent and their counsel shall be given a reasonable opportunity to review and comment upon such filings and any amendments or supplements thereto (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC.

(b)           The Company and Parent agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their reasonable best efforts to obtain any clearances or approvals of any Governmental Entities required for the consummation of the Merger under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), to obtain the expiration of any applicable waiting period under any Antitrust Law, to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. No Party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other Parties to this Agreement, which consent shall not be unreasonably withheld. The Company and Parent shall use reasonable best efforts to file, as promptly as practicable, all notifications required under the HSR Act and any applicable international antitrust requirements.

(c)            Notwithstanding anything to the contrary in this Section 6.10(c), neither Parent, nor the Company nor any of their Subsidiaries shall be required to (i) license, divest, dispose of or hold separate any assets or businesses of Parent or the Company or any of their respective Subsidiaries or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the assets or businesses of Parent or the Company or any of their respective Subsidiaries, or that would otherwise have a material adverse effect on the combined company or (ii) pay more than de minimis amounts in connection with seeking or obtaining such consents, approvals or authorizations as are required to complete the Merger under applicable Antitrust Laws (excluding any mandatory filing fees and reasonable and customary costs and expenses associated with making applications for, and responding to requests for information from Governmental Entities with respect to, such required consents, approvals or authorizations).

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(d)           Each of Parent and the Company, as applicable, shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third Person consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule, or (iii) required to prevent a Parent Material Adverse Effect or a Company Material Adverse Effect from occurring prior to or after the Effective Time; provided, however, that, with respect to this subsection (d), the Company shall not offer or pay any consideration in excess of $250,000 for all consents, approvals or waivers in the aggregate, or make any agreement or understanding affecting the business or the assets, properties or Liabilities of the Company, in order to obtain any such third Person consents, approvals or waivers, except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). If any Party shall fail to obtain any consent from a third Person described in this subsection (d), such Party will use its reasonable efforts, and will take any such actions reasonably requested by the other Party hereto, to limit the adverse affect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or that would reasonably be expected to result after the consummation of the Merger, from the failure to obtain such consent.

(e)            Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 6.10(e). In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel) copies of) all notices, submissions, or filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Merger. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Entity regarding the Merger, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication with any such Governmental Entity. If any party to this Agreement or any Representative of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Merger, then such party shall use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other parties to this Agreement, an appropriate response in substantial compliance with such request. No party shall participate in any meeting or teleconference with any Governmental Entity where material issues or any matters relating to timing would likely be discussed in connection with this Agreement and the Merger unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. In addition, without the prior written consent of Parent, the Company shall not agree or commit to, or permit any of its Subsidiaries to agree or commit to, any commitment to sell, divest or dispose of any businesses, assets, relationships or contractual rights of the Company or any of its Subsidiaries or purporting to limit the Company’s, any of its Subsidiaries' or Parent's freedom to action with respect to, or ability to retain, any businesses, assets, relationships or contractual rights. Without limiting the foregoing, unless prohibited by Law or the applicable Governmental Entity, each party shall, on a current basis, furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Merger, and furnish the other parties with such necessary information and reasonable assistance as the other parties may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity. Notwithstanding anything to the contrary contained in this Section 6.10(e), materials provided pursuant to this Section 6.10(e) may be redacted (i) to remove references concerning the valuation of the Company and the Merger or other similarly confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.

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Section 6.11        Notification of Certain Matters. Parent and the Company shall promptly (and, in any event, within two (2) Business Days) advise the other orally and in writing of any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the Parties under this Agreement.

Section 6.12        Indemnification; Insurance.

(a)            The certificate of incorporation and the bylaws of the Surviving Corporation (and the organizational documents of each Subsidiary of the Company) shall contain provisions with respect to indemnification, advancement of expenses and exculpation as are set forth in the Company Certificate and Company Bylaws as in effect at the date hereof (to the extent consistent with applicable Law), which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were entitled to indemnification, advancement of expenses or exculpation under the Company Certificate and Company Bylaws (or the applicable organizational documents of the Company’s Subsidiaries) in respect of actions or omissions occurring at or prior to the Effective Time, unless otherwise required by applicable Law (and provided that all rights of indemnification, advancement of expenses and exculpation in respect of any claim asserted or made within such six-year period shall continue until the final disposition of such claim). From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, and cause the Surviving Corporation and the Surviving Corporation’s Subsidiaries to honor, the respective covenants of this Section 6.12.

(b)           From and after the Effective Time and until the expiration of any applicable statutes of limitation of the underlying claim to which the indemnification relates, Parent shall indemnify, defend and hold harmless the present and former officers directors of the Company and its Subsidiaries (collectively, together with their respective heirs, executors and administrators, the “Indemnified Directors and Officers”) against all losses, claims, damages, expenses (including reasonable attorneys’ fees and including any attorneys’ fees or other fees incurred to enforce the provisions of this Section 6.12(b)), Liabilities or amounts that are paid in settlement of, or otherwise, in connection with any claim, action, suit, Proceeding or investigation, whether civil, criminal, administrative or investigative and including all appeals thereof to which any Indemnified Directors and Officers is or may become a party to by virtue of his or her service as a present or former director or officer of the Company or any of its Subsidiaries, and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective Time, in each case to the fullest extent permitted by applicable Law.

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(c)            Parent agrees and shall cause the Surviving Corporation to agree, and the Company agrees, that all rights to indemnification, exculpation and advancement of expenses now existing in favor of any Indemnified Directors and Officers or any current or former employee of the Company or any of its Subsidiaries (together with their heirs, executors and administrators, and any Indemnified Directors and Officers, the “Indemnified Parties”) as provided in the Company Certificate or the Company Bylaws (or the organizational documents of Company’s Subsidiaries) shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to agree, and the Surviving Corporation agrees, to maintain in effect the indemnification, exculpation and advancement of expenses provisions of the Company Certificate or the Company Bylaws (and the organizational documents of the Company’s Subsidiaries) now in effect and any such indemnification agreements of the Company or any of its Subsidiaries with the Indemnified Parties and not to amend, repeal or otherwise modify such provisions in any manner that would adversely affect the rights thereunder of such Indemnified Parties, and all such rights in respect of any action, suit, proceeding or investigation pending or asserted or claim made or threatened within such period shall continue until the final disposition or resolution thereof.

(d)           Prior to the Effective Time, the Company shall obtain “tail” insurance policies with a claims period of six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance in an amount and scope reasonably comparable to the existing policy of the Company and reasonably acceptable to Parent for claims arising from facts or events that occurred on or prior to the Effective Time at a cost that is reasonable and customary for tail insurance policies with its existing directors’ and officers’ liability policy insurer or an insurer with a comparable insurer financial strength rating as Parent’s existing directors’ and officers’ liability policy insurer (the “D&O Insurance”). The Company shall use commercially reasonable efforts to obtain competitive quotes (from insurance providers with comparable ratings) for such insurance coverage in an effort to reduce the cost thereof and shall use Lockton Companies in obtaining such insurance coverage. The cost of the D&O Insurance shall not exceed 200% of the Company’s current annual premium, with credit given for any unearned premium remaining on the current policy. The parties agree that if a claim has been made against the Company’s current D&O policy prior to the Closing, a new aggregate limit of liability shall be negotiated in connection with the D&O Insurance.

(e)            The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation, bylaws or other organizational documents of the Company and any of the Company’s Subsidiaries or under any other indemnification agreements or under applicable Law. The obligations under this Section 6.12 shall not be terminated or modified in such a manner as to affect adversely any Indemnified Party to whom this Section 6.12 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.12 applies and their respective heirs, successors and assigns shall be express third-party beneficiaries of this Section 6.12). This Section 6.12 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein.

(f)            If the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.12.

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Section 6.13        No Solicitation.

(a)       Company Takeover Proposal.

(i)             The Company shall not, nor shall it authorize or permit any Subsidiary of the Company to, nor shall it authorize or permit any Company Representative to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission, making or announcement of any Company Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, or take any other action to facilitate the making of, any inquiry or any proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal or (iii) make or authorize any statement, recommendation or solicitation in respect of any Company Takeover Proposal (in each case, except as permitted by this Section 6.13).

(ii)            The Company shall, and shall cause each Subsidiary of the Company and each Company Representative to, immediately cease and cause to be terminated all discussions or negotiations with any person conducted heretofore with respect to any proposal that constitutes or would reasonably be expected to lead to a Company Takeover Proposal. The Company shall, and shall cause each Subsidiary of the Company to, enforce (and not waive any provision of or release any Person from any obligations under) any confidentiality, standstill or similar agreement to which the Company or any Subsidiary of the Company is a party unless the Company Board concludes in good faith that a failure to take any action described in this sentence would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law.

(iii)          Notwithstanding the foregoing, if, at any time after the date hereof and prior to the time that the Required Company Stockholder Vote has been obtained, the Company receives a bona fide Company Takeover Proposal that did not result from a breach or a deemed breach (pursuant to Section 6.13(a)(iv)) by the Company or any Company Representative of Section 6.13(a)(i) and/or (ii), or the Confidentiality Agreement and the Company otherwise has complied with Sections 6.13(a)(i) and (ii), and the Company Board determines in good faith (A) after consultation with outside counsel and an independent financial advisor that such Company Takeover Proposal is, or is reasonably likely to result in, a Superior Company Proposal and (B) after consultation with outside counsel that failure to take the actions set forth in clauses (1) and (2) below with respect to such Company Takeover Proposal would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law, the Company may, subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 6.13(c): (1) furnish information with respect to the Company and the Company’s Subsidiaries to the Person making such Company Takeover Proposal pursuant to a confidentiality agreement no less restrictive of the other party than the Confidentiality Agreement (but which confidentiality agreement may allow such Person to make any Company Takeover Proposal to the Company in connection with the negotiations and discussions permitted by this Section 6.13), provided that all such information not previously provided to Parent is promptly provided to Parent and (2) participate in discussions or negotiations with the Person making such Company Takeover Proposal regarding such Company Takeover Proposal.

(iv)         The parties hereto acknowledge that any violation by any Subsidiary of the Company or any Company Representative of any provision of this Section 6.13 shall be deemed to be a violation by the Company.

(b)           Change in Recommendation.

(i)             Neither the Company nor the Company Board nor any committee thereof shall (A) (1) withdraw (or qualify or modify in a manner adverse to Parent) or propose to withdraw (or qualify or modify in a manner adverse to Parent), the approval or recommendation by the Company Board or any such committee of this Agreement, the Merger or any of the transactions contemplated by this Agreement or (2) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal (either (1) or (2) being a “Change in Recommendation”) or (B) approve, or cause or permit the Company or any Subsidiary of the Company to enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Company Takeover Proposal (each, an “Acquisition Agreement”).

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(ii)           Notwithstanding the foregoing, if, at any time after the date hereof and prior to the time that the Required Company Stockholder Vote has been obtained, (x) the Company receives a Superior Company Proposal that did not result from a breach or a deemed breach (pursuant to Section 6.13(a)(iv)) by the Company or any Company Representative of Section 6.13(a)(i) and/or Section 6.13(a)(ii), or the Confidentiality Agreement, and (y) the Company Board determines in good faith after consultation with outside counsel that, in light of such proposal, a failure to make a Change in Recommendation would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law, the Company may, (A) make a Change in Recommendation or (B) terminate this Agreement pursuant to Section 8.1(f), so long as (and only if) (i) the Company has complied with this Section 6.13, including subsection (c) below, (ii) the Company Board shall have first provided a Superior Proposal Notice to Parent, (iii) either (x) within five (5) Business Days after receipt of such Superior Proposal Notice (the “Proposal Period”), Parent shall not have proposed (in writing and in a manner what would be binding on Parent if accepted by the Company) any adjustments to the terms and conditions of this Agreement or (y) the Company Board shall have determined in good faith, after consultation with its financial advisor, that any such proposal by Parent during the Proposal Period does not cause the Superior Company Proposal to cease to constitute a Superior Company Proposal, and (iv) concurrently with and as a condition to such termination, the Company Board causes the Company to enter into an Acquisition Agreement with such Person with respect to such Superior Company Proposal and to pay the Company Termination Fee pursuant to Section 8.3(b). The Company agrees that, during the Proposal Period, the Company and the Company Representatives shall negotiate in good faith with Parent and the Parent Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement that are proposed by Parent. A “Superior Proposal Notice” means a written notice to Parent from the Company advising Parent that the Company Board is prepared to make a Change in Recommendation or accept a Superior Company Proposal, specifying the terms and conditions of such Superior Company Proposal, attaching the most current draft of the Superior Company Proposal and identifying the Person making such Superior Company Proposal (it being understood and agreed that any material amendment to the price or any other material term of such Superior Company Proposal shall require a new Superior Proposal Notice and a new Proposal Period, as provided above.

(iii)         Notwithstanding anything to the contrary contained herein, prior to obtaining the Required Company Stockholder Vote, the Company Board may make a Change in Recommendation (except for a Change in Recommendation with respect to a Superior Proposal to which Section 6.13(b)(ii) applies), if the Company Board determines in good faith, after consultation with the Company’s outside counsel, that the failure to take such action would be inconsistent with the Company directors’ fiduciary duties to the Company stockholders under applicable Law.

(c)           Company Takeover Proposal Information.

(i)             The Company shall promptly, but in any event within forty-eight (48) hours, (i) advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to, or that would reasonably be expected to lead to or contemplates, any Company Takeover Proposal (including any change to the terms of any such Company Takeover Proposal or inquiry), specifying the material terms and conditions thereof and the identity of the Person making any such Company Takeover Proposal or inquiry and (ii) provide to Parent a copy of all written material provided to the Company or any Subsidiary of the Company or any Company Representative in connection with any such Company Takeover Proposal or any inquiry with respect to, or that would reasonably be expected to lead to or contemplates, any Company Takeover Proposal. The Company shall (A) keep Parent fully informed of the status of any such Company Takeover Proposal or inquiry, and (B) promptly, but in any event within forty-eight (48) hours, advise Parent orally and in writing of any material amendments to the terms of any such Company Takeover Proposal or inquiry and shall provide to Parent a copy of all written materials provided to the Company or any Subsidiary of the Company or any Company Representative in connection with any such Company Takeover Proposal. The Company shall not take any actions whether contractually or otherwise to limit its ability to comply with its obligations hereunder.

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(ii)           The Company shall provide Parent with at least forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is expected to consider any Company Takeover Proposal or any such inquiry or to consider providing information to any person or group in connection with a Company Takeover Proposal or any such inquiry.

Section 6.14        Tax Free Reorganization.

(a)            Each of Parent and the Company shall use its commercially reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of Parent, the Company, or their respective Subsidiaries shall take, or agree to take, fail to take, or agree to fail to take, any action (including any action otherwise permitted by Section 6.1 in the case of the Company) that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Pursuant to the foregoing, each Party agrees to make such commercially reasonable additions or modifications to the terms of this Agreement as may be reasonably necessary to permit the Merger to so qualify.

(b)           Unless otherwise required by applicable Law, each of Parent, Merger Sub and the Company (i) shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) shall not take any Tax reporting position inconsistent with such characterization and (iii) shall properly file with their federal income Tax Returns all information required by Treasury Regulations Section 1.368-3.

(c)            The Parties hereto shall cooperate and use their commercially reasonable efforts to deliver to Parent’s and the Company’s Tax counsel and Tax advisors a certificate containing representations reasonably requested by such counsel and/or advisors in connection with the rendering of the Tax opinions to be issued by such counsel and/or advisors with respect to the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code as required under Section 7.2(f) and 7.3(d) and in connection with the filing of the Registration Statement. Parent’s and the Company’s Tax counsel and Tax advisors shall be entitled to rely upon such representations in rendering any such opinions.

(d)           The certificates required pursuant to Section 6.14(c) and the tax opinions required pursuant to Section 7.2(e) and Section 7.3(d) will be in a form and content that is reasonably acceptable to both Parent and the Company.

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Section 6.15        Litigation. Each of the Parties hereto shall promptly notify the other Parties of any Proceeding that shall be instituted or threatened against a Party to restrain, prohibit or otherwise challenge the legality of any of the transactions contemplated by this Agreement. The Company shall promptly notify the other Parties of any Proceeding that may be threatened or asserted in writing, brought or commenced against such Party or any of such Party’s Subsidiaries, that would have been disclosed pursuant to Article IV or Article V, as the case may be, if such Proceeding had arisen prior to the date hereof. The Company agrees that it shall not settle or make an offer to settle any litigation commenced against the Company or any director by any stockholder relating to this Agreement, the Merger or any other transactions contemplated hereby, unless Parent shall have consented in writing to such payment or settlement (with such consent not to be unreasonably withheld).

Section 6.16        Takeover Laws and Rights. If any “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or regulation (“Takeover Law”) is or may become applicable to this Agreement, the Parent Stockholders Agreement, the Company Shares, the Merger or any of the other transactions contemplated hereby, each of the Company and the Company Board, Parent and the Parent Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Law on this Agreement, the Parent Stockholders Agreement, the Company Shares, the Merger or such other transactions contemplated hereby.

Section 6.17        Registration Statement on Form S-8. Parent shall, as soon as practicable following the Effective Time, file a registration statement on Form S-8 with the SEC, if available for use by Parent, relating to the shares of Parent Stock issuable with respect to assumed Company Stock Options eligible for registration on Form S-8; provided, however, that (i) assumed Company Stock Options held by non-employees of the Company (the “Non-Employee Options”) shall not be registered by Parent on Form S-8 and (ii) the Non-Employee Options may only be exercised following the Closing upon delivery to Parent of an opinion of counsel, in such form to be reasonably acceptable to Parent, that the exercise does not violate federal or state Law.

Section 6.18        Effects Bargaining. The Company shall be responsible for conducting any necessary “effects” bargaining with any labor union or labor organization that is a party to any collective bargaining Contract with the Company prior to the Closing Date.

Section 6.19        Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of Merger Sub’s obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions in this Agreement.

Section 6.20        Pollution Liability Insurance. The Company shall, at the Company’s expense, (a) prior to the Effective Time  maintain in effect its existing pollution liability coverage, and (b) obtain as of the Effective Time and maintain pollution liability coverage for $20 million with no exclusions for pre-existing conditions, in each case for the properties of the Company and covering any releases of Hazardous Materials or other pollution conditions commencing or occurring on each of the properties prior to the Closing, and obtain endorsements naming Parent and Merger Sub as additional insureds, for a period of five (5) years following the Effective Date; provided, however, that if such pollution liability insurance is unavailable on a commercially reasonable basis and on commercially reasonable terms, the Company shall instead as of the Effective Time obtain and maintain pollution liability insurance as required under this Section 6.20 but in such lesser limits as are available on a commercially reasonable basis and on commercially reasonable terms (the “Pollution Liability Insurance”).

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Section 6.21        Further Assurances. Each of the Parties to this Agreement shall use its reasonable best efforts to effect the transactions contemplated hereby. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of the Merger and the transactions contemplated hereby.

Article VII

CONDITIONS TO THE MERGER

Section 7.1            Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)            Stockholder Approval. The Company Voting Proposal shall have been approved at the Company Stockholders’ Meeting by the Required Company Stockholder Vote and the Parent Voting Proposals shall have been approved at the Parent Stockholders’ Meeting by the applicable Required Parent Stockholder Vote.

(b)           No Order. No judgment, injunction, order or decree of a Governmental Entity of competent jurisdiction shall be in effect which has the effect of making the Merger illegal or prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that prior to asserting this condition, subject to Section 6.10, the Party seeking to assert this condition shall have used its reasonable efforts to prevent the entry of any such judgment, injunction, order or decree.

(c)            HSR Act; Approvals. All waiting periods, and any extensions thereof, under the HSR Act relating to the Merger or any of the transactions contemplated hereby will have expired or terminated early. All other authorizations, consents, orders, declarations or approvals of, or filings and registrations with, any Governmental Entity that are required to effect the Merger or any of the transactions contemplated hereby shall have been obtained, shall have been made or shall have occurred.

(d)           Registration Statement; Joint Proxy Statement/Prospectus. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff and not concluded or withdrawn.

(e)            Litigation. There shall not be pending any suit, action or proceeding by any Person or Governmental Entity in any court of competent jurisdiction seeking to prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or that would otherwise cause a Company Material Adverse Effect or a Parent Material Adverse Effect; provided, however, that if the court of competent jurisdiction dismisses or renders a final decision denying a Governmental Entity’s request for an injunction in such suit, action or proceeding, then four (4) Business Days following such dismissal or decision, this condition to Closing shall, with respect to such suit, action or proceeding, thereafter be deemed satisfied whether or not such Governmental Entity appeals the decision of such court or files an administrative complaint before the Federal Trade Commission.

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(f)            Parent Stock Price. The VWAP per share of Parent Voting Common Stock, as reported on NASDAQ for the twenty (20) Trading Days immediately preceding the Closing Date, shall equal or exceed $10.00.

(g)           NASDAQ Listing. Shares of Parent Voting Common Stock to be issued in the Merger and the transactions contemplated hereby, shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

Section 7.2            Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

(a)            Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement, without giving effect to any materiality or “Company Material Adverse Effect” qualification therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be so true and correct as of such certain date only); provided, however, that the representations and warranties contained in (i) Section 4.1 (Organization and Qualification); Section 4.3 (Subsidiaries); Section 4.4(a) and (b) (Authority; Non-Contravention; Approvals) and Section 4.11 (Taxes) shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be so true and correct in all material respects as of such certain date only), and (ii) Section 4.2 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, at and as of the date of this Agreement and at and as of the Closing Date (except to the extent as permitted or approved pursuant Section 6.1(b)); and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the effect that the conditions contained in this Section 7.2(a) have been satisfied.

(b)           Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Effective Time including, among other obligations, the obligation to obtain the D&O Insurance, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

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(c)            Material Adverse Effect. Since the date of this Agreement, there shall have been no Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(d)            Consents. The Company shall have obtained the consent or approval of each Person or Governmental Entity whose consent or approval shall be required in connection with the Merger and the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other Contract or agreement (including any Company Material Contract) or instrument, or otherwise, as required to be set forth in Section 4.4(c) of the Company Disclosure Schedule.

(e)            Tax Opinion. Parent shall have received the written opinion of its counsel, Troutman Sanders LLP, in form and substance reasonably satisfactory to Parent, on the basis of facts, representations and assumptions set forth in such opinion and dated the Closing Date, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code (the “Parent Tax Opinion”). In rendering such opinion, counsel may require and rely upon representations contained letters or certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to it.

(f)             Employment Agreements. The execution and delivery by those individuals identified by Parent within thirty (30) days after the date of this Agreement of employment agreements between such individuals and Parent, in each case in a form substantially similar to the form of employment agreements entered into between Parent and its employees holding similar positions.

(g)            Dissenters’ Rights. The Company shall not have received demands (in accordance with applicable Law and which have not been withdrawn or effectively withdrawn and with respect to which the right to seek appraisal on the shares underlying such demand has not otherwise been lost) for the appraisal of Company Shares as contemplated by Section 3.4 and within the time periods mandated by the DGCL from holders of Company Shares representing more than one percent (1%) of the issued and outstanding Company Shares.

(h)            Resignation Letters. The Company shall have delivered to Parent written resignations of all officers, directors and managers, as the case may be, of the Company and each of the Company’s Subsidiary effective as of the Effective Time.

(i)             Aurora Coop Litigation. There shall not have occurred an event, nor shall Parent have become aware of information not known by Parent as of December 28, 2014 which, upon the occurrence of such event or upon Parent learning of such information, would be reasonably viewed as either resulting in, or substantially increasing the likelihood of, a material adverse result in any Aurora Coop Litigation (in either case, an “Adverse Aurora Coop Litigation Event”).

(j)             Company Registration Rights Agreements. The Company Registration Rights Agreements shall have been terminated by mutual agreement of the parties thereto and shall be of no further force or effect.

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(k)           Phase I Environmental Site Assessment. Parent shall have received current and valid Phase I environmental site assessments, performed in accordance with the applicable technical standard, along with a reliance letter if applicable, for each of the Company’s Facilities, and such assessments shall not reveal any condition(s) (except any condition(s) that would be reasonably apparent to a reasonable Person under Parent’s circumstances from the information disclosed to Parent in the Company’s Disclosure Schedules or in the Dataroom on or prior to December 21, 2014, including from any previous Phase I environmental site assessments performed on any site of the Company’s Facilities disclosed to Parent in the Dataroom on or prior to such date), that would reasonably be expected to give rise to a cost of remediation exceeding $3,300,000 in the aggregate (including the aforementioned reasonably apparent condition(s)) for the Company’s Facilities; provided, that the condition in this Section 7.2(k) shall be deemed to have been satisfied if Parent has not provided notice to the Company within 30 days after receipt of all current and valid Phase I environmental site assessments commissioned by Parent as of the date hereof, that the cost of remediation of the Company’s Facilities would in the reasonable determination of Parent be expected to exceed $3,300,000 in the aggregate (the “Remediation Notice”). If Parent timely provides the Remediation Notice, but without, however, affecting the satisfaction of the foregoing condition to Closing, the Parties will negotiate in good faith to develop a remediation plan that is mutually acceptable to the Parties.

(l)             BNSF. Parent shall not have become aware of information that would reasonably be understood to indicate that the BNSF does not intend to establish a rail track connecting the rail facilities of NELLC to the inner rail loop belonging to the Aurora West Facility along with the associated “diamond switch” crossing the outer rail loop, which lie entirely on land owned by NELLC or Aventine Renewable Energy - Aurora West, LLC such that the Aurora West Facility will be able to ship ethanol by rail in unit trains and single cars (the “BNSF Connection”).

(m)           Releases. The Company shall have obtained releases, in forms that have been made available to Parent in the Dataroom, relating to payment obligations pursuant to (i) a Company Restricted Stock Unit from each Person who has received payments in respect of a Company Restricted Stock Unit or (ii) a bonus or severance payment from each employee of the Company who has received or will receive a bonus or severance payment in connection with the Merger.

Section 7.3            Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a)            Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” qualification therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not have, individually or in the aggregate, a Parent Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be so true and correct as of such certain date only); provided, however, that the representations and warranties contained in Section 5.1 (Organization and Qualification); Section 5.3 (Subsidiaries); and Section 5.4(a) (Authority; Non-Contravention: Approvals) shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a certain date, in which case such representations and warranties shall be so true and correct in all material respects as of such certain date only); and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to the effect that the conditions contained in this Section 7.3(a) have been satisfied.

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(b)           Performance of Obligations. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date, and the Company shall have received certificates signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to such effect.

(c)            Material Adverse Effect. Since the date of this Agreement, there shall have been no Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to such effect.

(d)           Tax Opinion. The Company shall have received the written opinion of its counsel, Akin Gump Strauss Hauer & Feld LLP, in form and substance reasonably satisfactory to the Company, on the basis of facts, representations and assumptions set forth in such opinion and dated the Closing Date, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code (the “Company Tax Opinion”). In rendering such opinion, counsel may require and rely upon representations contained in letters or certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to it.

(e)           Directors. The Company shall have received evidence satisfactory to the Company of the appointment of the two individuals nominated by the holders of the majority of the issued and outstanding Company Shares to the Parent Board.

Section 7.4            Frustration of Closing Conditions. Neither the Company, on one hand, nor Parent or Merger Sub, on the other hand, may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused (to any substantial extent) by the Company’s failure or either Parents’ or Merger Sub’s failure, respectively, to act in good faith to comply with this Agreement and to consummate the transactions provided for herein.

Article VIII

TERMINATION

Section 8.1            Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after any requisite approval of the stockholders of the Company or Merger Sub:

(a)            by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company:

(i)             if the Merger has not been consummated on or before May 31, 2015, which shall be automatically extended to June 30, 2015 if the financial statements of Parent that are required to be included in the Registration Statement are for the year ending December 31, 2014 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this subsection shall not be available to a Party if the failure of the Closing to occur by such date shall be due to the material breach, violation or failure to perform by such Party of any representation, warranty, covenant, obligation or other agreement of such Party set forth in this Agreement;

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(ii)           if any Governmental Entity shall have issued a final order, decree or ruling or taken any other final action enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

(iii)          if, at the Company Stockholders’ Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Company Voting Proposal shall not have been obtained; or

(iv)          if the Parent Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have voted on the Parent Voting Proposals, and the Parent Voting Proposals shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote;

(c)            by Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b) to be satisfied, and (ii) which is either not curable or is not cured by the earlier of (A) the Termination Date and (B) the date that is thirty (30) days following written notice from the Company to Parent describing such breach, violation or failure in reasonable detail; provided, that Parent is not then in material breach or violation of, and has not materially failed to perform, any representation, warranty, covenant, obligation or other agreement contained herein;

(d)           by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in the failure of the conditions set forth in Section 7.3(a) or Section 7.3(b) to be satisfied, and (ii) which is either not curable or is not cured by the earlier of (A) the Termination Date and (B) the date that is thirty (30) days following written notice from Parent to the Company describing such breach, violation or failure in reasonable detail; provided, that the Company is not in material breach or violation of, and has not materially failed to perform, any representation, warranty, covenant, obligation or other agreement contained herein;

(e)            by Parent (but only prior to the time the Required Company Stockholder Vote is obtained), if (i) the Company Board shall have effected a Change in Recommendation (other than as contemplated by Section 6.13(b)(iii)); (ii) the Company Board shall have approved or recommended to the holders of the Company Shares a Company Takeover Proposal; (iii) a tender offer or exchange offer for Company Shares that constitutes a Company Takeover Proposal is commenced (other than by Parent or any of its Affiliates) and the Company Board recommends that the holders of the Company Shares tender their shares in such tender or exchange offer or the Company Board fails to recommend that the holders of the Company Shares reject such tender or exchange offer within ten (10) Business Days of commencement thereof; or (iv) there has been a material breach by the Company of Section 6.7(a) or Section 6.13;

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(f)            by the Company, prior to the time that the Required Company Stockholder Vote has been obtained in accordance with Section 6.13(b); provided, however, that, in order for the termination of this Agreement pursuant to this Section 8.1(f) to be effective, (A) the Company shall have complied in all respects with the provisions of Section 6.13, including the notice provisions therein, (B) the Company Board shall have authorized the Company to enter into an Acquisition Agreement with respect to a Superior Proposal, (C) substantially concurrently with a termination, pursuant to this Section 8.1(f) the Company enters into such Acquisition Agreement and (D) the Company shall have complied with all applicable requirements of Section 8.3, including payment of the Company Termination Fee; or

(g)           by Parent, if there shall have occurred an Adverse Aurora Coop Litigation Event.

The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other Parties.

Section 8.2            Effect of Termination. In the event of termination of this Agreement by either Parent or the Company prior to the Effective Time pursuant to the provisions of Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability or further obligation on the part of Parent, the Company or Merger Sub or their respective officers or directors (except for the last sentence of Section 6.3(a) and the entirety of Section 8.2, Section 8.3 and Article IX, all of which shall survive the termination); provided, however, that nothing contained in this Section 8.2 shall relieve any Party hereto from any Liability for any willful material breach of this Agreement or fraud occurring prior to termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

Section 8.3            Fees and Expenses.

(a)            General. Except as set forth in this Section 8.3 or as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses whether or not the Merger is consummated.

(b)           Termination Fee.

(i)             In the event that:

(A)         this Agreement is terminated by the Company pursuant to Section 8.1(f); or

(B)          this Agreement is terminated by Parent pursuant to Section 8.1(e).

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then in the case of (A) or (B) above, the Company shall promptly, but in no event later than the date of the earliest such event, pay to Parent a fee equal to Five Million Nine Hundred Eighty-Two Thousand Dollars ($5,982,000)(the “Company Termination Fee”), payable by wire transfer of same day funds; provided, however, that, in the case of any termination pursuant to Section 8.1(f), the Company Termination Fee shall be payable prior to, and as a condition to, such termination.

(ii)           In the event that this Agreement is terminated by Parent pursuant to Section 8.1(g), Parent shall promptly, but in no event later than the date of the earliest such event, pay to the Company a fee equal to Five Million Nine Hundred Eighty-Two Thousand Dollars ($5,982,000) (the “Parent Termination Fee”), payable by wire transfer of same day funds; provided, however, that, in the case of any termination pursuant to Section 8.1(g), the Parent Termination Fee shall be payable prior to, and as a condition to, such termination.

(iii)          Each of the Company and Parent acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, each Party would not enter into this Agreement. Accordingly, if the Company or Parent fails promptly to make a payment due pursuant to this Section 8.3(b), and, in order to obtain such payment, Parent or Merger Sub on the one hand, or the Company on the other hand, commences a suit that results in a judgment against the other Party, such other Party shall pay to Parent and Merger Sub or the Company, as applicable, their reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in this Section 8.3(b) at the publicly announced prime rate of Bank of America, N.A. plus two percent (2.0%) per annum, compounded quarterly, from the date such payment was required to be paid. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of a breach of this Agreement described in Section 8.2.

In no event shall more than one Company Termination Fee or Parent Termination Fee be payable hereunder.

(c)            Payment of Company Expenses. In the event this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(iv), Parent shall promptly, but in no event later than the third Business Day following the date of termination of this Agreement, reimburse the Company for fees or expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers) incurred by the Company in connection with the authorization, preparation, negotiation, execution or performance of transactions contemplated by this Agreement, up to maximum amount of One Million Nine Hundred Ninety-Four Thousand Dollars ($1,994,000), (the “Parent Expense Reimbursement Fee”), payable by wire transfer of same day funds. If Parent fails promptly to make a payment due pursuant to this Section 8.3(c), and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent, Parent shall pay to the Company its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in this Section 8.3(c) at the publicly announced prime rate of Bank of America, N.A. plus two percent (2.0%) per annum, compounded quarterly, from the date such payment was required to be paid. Payment of the fees described in this Section 8.3(c) shall not be in lieu of damages incurred in the event of a breach of this Agreement described in Section 8.2.

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Article IX

MISCELLANEOUS

Section 9.1            Non-Survival of Representations and Warranties. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, except that the covenants that by their terms survive the Effective Time and this Article IX shall survive the Effective Time.

Section 9.2            Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if such date is not a Business Day) of transmission by facsimile (but only if followed by transmittal by a nationally recognized overnight carrier for delivery on the next Business Day), or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if such date is not a Business Day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent, Merger Sub, or the Surviving Corporation, to:

Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Attention: Christopher W. Wright, Esq., General Counsel
Email: cwright@pacificethanol.com
Facsimile No.: (916) 403-2785

with copies to:

Troutman Sanders LLP
5 Park Plaza, 14th Floor
Irvine, CA 92614
Attention: Larry A. Cerutti, Esq.
Email: larry.cerutti@troutmansanders.com
Facsimile No.: (949) 622-2739

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If to the Company, to:

Aventine Renewable Energy Holdings, Inc.
1300 S. 2nd Street
Pekin, IL 61554
Attention: Christopher A. Nichols, Esq.
Email: Chris.Nichols@AventineREI.com
Facsimile No.: (309) 214-9026

with copies to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attention: Ackneil M. Muldrow, III, Esq.
Email: tmuldrow@akingump.com
Facsimile No.: (212) 872-1002

Section 9.3            Interpretation; Other Remedies. The table of contents, captions and headings contained in this Agreement are solely for convenience of reference and shall not be used to interpret or construe this Agreement. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 9.4            Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be paid by Parent, Merger Sub or the Surviving Corporation, and expressly shall not be a liability of the stockholders of the Company.

Section 9.5            Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 9.6            Entire Agreement; Third-Party Beneficiaries. This Agreement and all exhibits and attachments hereto, including the Company Disclosure Schedule, the Parent Stockholders Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. Each of Parent, Merger Sub and the Company agrees that this Agreement is not intended to, and does not, confer upon any Person, other than the Parties to this Agreement, any rights or remedies, and the Company only shall be entitled to enforce any remedies against Parent and Merger Sub on the one hand, and Parent and Merger Sub shall only be entitled to enforce any remedies against the Company on the other (in each case, including pursuant to Section 9.11 (related to specific performance)) for any breach or violation of this Agreement. Notwithstanding the foregoing, each Company Indemnified Party shall be an express third party beneficiary of and shall be entitled to rely upon Section 6.12 (notwithstanding this Section 9.6). Each of Parent, Merger Sub and the Company also agrees that their respective representations, warranties, covenants, obligations and other agreements set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement.

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Section 9.7            Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent may assign or pledge as collateral this Agreement or any of its rights and obligations hereunder to an affiliate of Parent or to any financing sources. Any purported assignment in violation of this Section 9.7 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 9.8            Amendment. This Agreement may be modified or amended by the Parties hereto, by or pursuant to action taken by their respective Boards of Directors, in the case of Merger Sub or the Company, or Parent, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or by the stockholder of Merger Sub, but, after any such approval if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NASDAQ require further approval of the Company stockholders, the effectiveness of such amendment or waiver shall be subject to the approval of the Company stockholders; provided, however, that no modification or amendment of this Agreement or of any provision of this Agreement shall be valid or enforceable unless in writing duly executed by each of the Parties hereto.

Section 9.9            Waiver. At any time prior to the Effective Time, the Parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the other Parties’ representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the other Parties’ agreements or conditions contained herein which may legally be waived. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of that Party’s right to demand exact compliance with the terms hereof. Any waiver shall not obligate that Party to agree to any further or subsequent waiver or affect the validity of the provision relating to any such waiver.

Section 9.10        Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

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Section 9.11        Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.12        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.13        Jurisdiction. Each of the Parties hereto irrevocably and unconditionally agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery (or, if (and only if) the Court of Chancery does not accept jurisdiction over a particular matter, any court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or Proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or Proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

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Section 9.14        Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED BY THE PARTIES IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.14.

Section 9.15        Disclosure. Any matter disclosed in any Section of a Party’s Disclosure Schedule shall be considered disclosed for other sections of such Disclosure Schedule, but only to the extent such matter on its face would reasonably be expected to be pertinent to a particular Section of a Party’s Disclosure Schedule in light of the disclosure made in such section. The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

PACIFIC ETHANOL, INC.

By: /s/ NEIL M. KOEHLER

Name: Neil M. Koehler

Title: President & Chief Executive Officer

AVR MERGER SUB, INC.

By: /s/ NEIL M. KOEHLER
Name: Neil M. Koehler

Title: President & Chief Executive Officer

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By: /s/ MARK BEEMER
Name: Mark Beemer
Title: Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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EXHIBIT A

FORM OF PARENT STOCKHOLDERS AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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EXHIBIT B

CERTIFICATE OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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EXHIBIT C

Certificate of Incorporation of the Surviving Corporation

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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EXHIBIT D

BYLAWS OF THE SURVIVING CORPORATION

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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EXHIBIT E

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
OF INCORPORATION OF PARENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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COMPANY DISCLOSURE SCHEDULE

SECTION 4.1(a)

ORGANIZATION AND QUALIFICATION

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.2(a)

COMPANY SHARES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.2(b)

OUTSTANDING STOCK APPRECIATION RIGHTS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.2(c)

COMPANY STOCK OPTIONS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.2(d)

COMPANY WARRANTS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.3(b)

SUBSIDIARY CAPITALIZATION

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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SECTION 4.3(c)

SUBSIDIARIES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.4(c)

EFFECT OF MERGER ON CONTRACTS, ORGANIZATIONAL DOCUMENTS AND OTHER LAWS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.4(d)

COMPANY REQUIRED APPROVALS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.6

ABSENCE OF UNDISCLOSED LIABILITIES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.7

LITIGATION

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.8

ABSENCE OF CERTAIN CHANGES OR EVENTS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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SECTION 4.9

COMPANY PERMITS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.10(a)

COMPANY MATERIAL CONTRACTS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.11(d)

TAX DEFICIENCIES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.11(m)

TAX CHANGES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.12(a)

COMPANY BENEFIT PLANS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.12(d)

COMPANY QUALIFIED PLANS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

100

SECTION 4.12(c)

POST RETIREMENT BENEFITS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.12(f)

COMPANY BENEFIT PLAN LIABILITIES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.12(l)

DISQUALIFIED INDIVIDUAL / PARACHUTE PAYMENTS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.13(a)

LABOR AND EMPLOYEE QUESTIONS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.13(b)

COLLECTIVE BARGAINING AGREEMENTS/REPRESENTATION QUESTIONS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.13(c)

SEVERANCE PLANS/EMPLOYEE AGREEMENTS/CHANGE IN CONTROL

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

101

SECTION 4.14(a)

ENVIRONMENTAL LAWS AND PERMITS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.14(b)

NOTICE OF ENVIRONMENTAL LAW VIOLATIONS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.14(c)

POTENTIAL ENVIRONMENTAL CONCERNS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.14(d)

HAZARDOUS SUBSTANCES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.14(e)

HAZARDOUS SUBSTANCE RELEASES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.14(f)

MATERIAL LIABILITIES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

102

SECTION 4.15(a)

INTELLECTUAL PROPERTY

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.15(b)

COMPANY MATERIAL LEASES

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.16(a)

COMPANY OWNED REAL PROPERTY

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.16(b)

COMPANY MATERIAL LEASED REAL PROPERTY

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.17

INSURANCE

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.18

ASSETS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

103

SECTION 4.19

BUSINESS RELATIONSHIPS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.20

RELATED PARTY TRANSACTIONS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 4.23

BROKERS AND FINDERS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SECTION 6.1

CONDUCT OF THE BUSINESS OF THE COMPANY PENDING CLOSING

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

104

SCHEDULE A

PARTIES TO PARENT STOCKHOLDERS AGREEMENT

Candlewood Special Situations Master Fund, Ltd.

CWD OC 522 Master Fund, Ltd.

Candlewood Financial Opportunities Master Fund, LP

Candlewood Financial Opportunities Fund, LLC

Flagler Master Fund SPC Ltd. – Class A Segregated Portfolio

Flagler Master Fund SPC Ltd. – Class B Segregated Portfolio

Credit Suisse Securities (USA) LLC

105

SCHEDULE 2.6(a)

DIRECTORS OF THE SURVIVING CORPORATION

Neil M. Koehler, sole director

106

SCHEDULE 2.6(b)

OFFICERS OF THE SURVIVING CORPORATION

Neil M. Koehler	President and Chief Executive Officer
Bryon McGregor	Chief Financial Officer and Treasurer
Christopher W. Wright	Vice President, Secretary and General Counsel

107